ASSIGNMENT AND ASSUMPTION OF LEASE

  THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this
"Assignment") is made and entered into effective as of this 22 nd day of May, 2009, by and between Bradford
Landing South LLC ("Assignor"), and AEI Net Lease Income &
Growth Fund XX Limited Partnership and AEI Income & Growth
Fund 27 LLC ("Assignee").

                         RECITALS:

    A.  Assignor and Assignee are parties to that  certain
Purchase and Sale Agreement dated February 24, 2009, as it
may have been amended (the "Agreement"), pursuant to which
Assignee is acquiring from Assignor the real property  and
improvements,   located  on  property  more   particularly
described on EXHIBIT A attached hereto and incorporated herein by this reference (the "Property").

    Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease dated September 26, 2007, (the "Lease"), by and between Assignor and Staples the Office Superstore East, Inc. (the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

    Assignor  is  the Landlord under the Lease  with  full
right  and  title  to assign the Lease  and  the  Rent  to
Assignee as provided herein. The Lease is valid,  in  full
force  and  effect and has not been pledged,  modified  or
amended.  So  far  as is known to Assignor,  there  is  no
default  by Tenant under the Lease and no Rent (as defined
below)   has   been   waived,   anticipated,   discounted,
compromised or released.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

    1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto
Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and
(ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the
"Rent").

    2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date.

    Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease, prior to the Effective Date.

    Assignee  shall  indemnify and hold Assignor  harmless
from  any  and all liabilities, claims, obligations,  loss
and   expenses,  including  reasonable  attorney's   fees,
arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said
Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective
Date.

Notwithstanding the foregoing, Assignor shall continue  to
be  obligated  to: (a) correct any defects  in  Landlord's
Work and/or Landlord's Completion Work (as such terms  are
defined  in  the Lease), arising on or before  October  4,
2009,  subject to the terms of Section 2.5.6 of the Lease,
provided that Assignee delivers to Assignor written notice
of such claims of Tenant on or before October 9, 2009; and
(b) with respect to latent defects, enforce the rights  of
Owner   under  that  certain  AIA  Document  A111  between
Assignor, as Owner, and Weiss Builders, Inc, as Contractor
dated November 27, 2007 (the "Construction Contract")  for
Lot  2 on behalf of Assignee and at Assignee's expense for
correction of such latent defects (If the remedy  of  such
matters   shall  take  beyond  the  aforementioned   date,
Assignor agrees to undertake the remedy until completion).
Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations (including reasonable attorney's fees for the enforcement of this provision to the extent actually incurred) resulting from Assignor's failure to fulfill its obligations under this paragraph.

    3. Assignor shall direct the Tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

    4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

    5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

    6.    This Assignment may be executed in any number of
counterparts, each of which shall be effective  only  upon
delivery  and thereafter shall be deemed an original,  and
all  of  which  shall  be taken to be  one  and  the  same
instrument,  for the same effect as if all parties  hereto
had signed the same signature page. Any signature page  of
this  Assignment may be detached from any  counterpart  of
this Assignment without impairing the legal effect of  any
signatures   thereon  and  may  be  attached  to   another
counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.


    7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.
     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the day and year first above written.


                ASSIGNOR:   BRADFORD LANDING SOUTH
                            LLC, an Illinois limited
                            liability company

                            By: Bradford Real Estate
                            Services Corp., its manager

                            By:/s/ CHAD JONES

                             Name: Chad Jones

                            Its: Treasurer and Assistant
                            Secretary


                ASSIGNEE:   AEI NET LEASE INCOME &
                            GROWTH FUND XX LIMITED
                            PARTNERSHIP, a Minnesota
                            limited partnership

                            By: AEI Fund Management XX, Inc.,
                                a Minnesota corporation,
                                Its corporate general
                                partner

                            By: /s/ ROBERT P JOHNSON
                               Robert P Johnson, Its President

                            AEI INCOME & GROWTH FUND 27
                            LLC, a Delaware limited
                            liability company

                            By:  AEI Fund Management XXI,  Inc.,
                                 a Minnesota corporation,
                                 Its managing member

                            By:  /s/ ROBERT P JOHNSON
                               Robert P Johnson, Its President

STATE OF ILLINOIS       )
                        ) ss
COUNTY OF COOK          )

    The forgoing instrument was acknowledged before me
this                                        day of May,
2009, by Chad Jones, as Treasurer/Assistant Secretary of
Bradford Real Estate Services Corp., the manager of
Bradford Landing South LLC, an Illinois limited liability company, on behalf of said corporation.

WITNESS my hand and official seal.


                                 Notary Public
                                 My commission expires
ACKNOWLEDGEMENT


STATE OF MINNESOTA
                   )SS.
COUNTY OF RAMSEY


     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid,
     Personally came and appeared, Robert P. Johnson, that he is the President of AEI Fund Management XX, Inc., corporate general partner of AEI Net Lease Income & Growth
Fund XX Limited Partnership, and that as such officer and on behalf of and in the name of such corporation, on May
20 , 2009, he signed and executed the above and foregoing instrument, and said appearer acknowledged said instrument to be the free act and deed of said corporation, for the purposes and considerations therein expressed on behalf of the limited partnership.

     IN WITNESS WHEREOF, this instrument is executed in the presence of the undersigned witnesses and me, a Notary
Public, on this 20th day of May, 2009.



                             /s/ Marissa M Kim
                             Notary Public


                                              [notary seal]




                           ACKNOWLEDGEMENT


STATE OF MINNESOTA
                   )SS.
COUNTY OF RAMSEY

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid,

     Personally came and appeared, Robert P. Johnson, that he is the President of AEI Fund Management XXI, Inc., managing member of AEI Income & Growth Fund 27 LLC, and that as such officer and on behalf of and in the name of such corporation, on May 20 , 2009, he signed and executed the above and foregoing instrument, and said appearer acknowledged said instrument to be the free act and deed of said corporation, for the purposes and considerations therein expressed on behalf of the limited liability company.

     IN WITNESS WHEREOF, this instrument is executed in the presence of the undersigned witnesses and me, a Notary
Public, on this 20th day of May, 2009.



                                    /s/ MARISSA M KIM
                                       Notary Public

[notary seal]




                           EXHIBIT A

                       Legal Description

  Real property in the City of Vernon Hills, County of Lake,
           State of Illinois, described as follows:

Parcel 1:
Lot 2 in the Shoppes at Gregg's Landing Subdivision of parts of Section 28 and 33, Township 44 North, Range 11 East of the
Third Principal Meridian, according to the Plat thereof recorded October 11, 2007 as document 6255002, in Lake County,
Illinois.

Parcel 2:
Easement for the benefit of Parcel 1 for access, ingress and egress as created by the Declaration of Easements, Covenants, Restrictions, Rights and Obligations by and between Bank of America N.A., John F. Cuneo, Jr., Consuela Cuneo McAlister, and William G. Myers, as successor trustees under Declaration of Trust dated August 12, 1935, Bradford Landing South LLC, an Illinois limited liability company, and Lowe's Home Centers, Inc., a North Carolina corporation, recorded October 11, 2007 as document 6255007 as set forth on the Site Plan attached thereto as Exhibit A.

Parcel 3:
Easement for the benefit of Parcel 1 for ingress and egress as created by Easements, Covenants, Conditions and Restrictions by and between Bradford Landing South LLC, an Illinois limited liability company and Lowe's Home Centers, Inc., a North Carolina corporation, recorded October 11, 2007 as document 6255006, as set forth in Exhibit A attached thereto.

Parcel 4:
Easement for the benefit of Parcel 1 for access as created by Declaration of Easements and Maintenance Agreement made by Bradford Landing South LLC, an Illinois limited liability company, dated October 9, 2007, recorded October 11, 2007 as document 6255008, as amended by First Amendment to Declaration of Easements and Maintenance Agreement made by Bradford Landing South LLC, an Illinois limited liability company, dated and recorded as of even date herewith.



                                      LEASE


                                     between


                            BRADFORD LANDING SOUTH LLC

                                      and

                    STAPLES THE OFFICE SUPERSTORE EAST, INC.

                            Dated September   , 2007

                            for premises located at


                          The Shoppes at Gregg's Landing
                             Vernon Hills, Illinois




     The preparation, revision or delivery of this Lease for examination and discussion shall in no event be deemed to be an offer to lease the Premises but shall be merely a part of the negotiations between Landlord and Tenant. Neither party hereto shall have any obligation or liability to the other whatsoever at law or in equity (including any claims for detrimental reliance or promissory estoppel) unless and until such time as both parties shall have executed and delivered this Lease.


                          Table of Contents

              Article I. Basic Data                               1
                                                                  2
              Article IL Lease of Premises
              Section 2.1. Premises                               2
              Section 2.2. Building and Center                    2
              Section 2.3. Common Facilities                      3
              Section 2.4. Possession                             4
              Section 2.4.1. Delivery of                          4
              Possession
              Section 2.4.2. Date of Delivery                     4
              Section 2.4.3. Condition of Premises                4
              Section 2.4.4. Landlord's Completion                5
              Work
              Section 2.4.5. Certificate of                       6
              Occupancy
              Section 2.5. Landlord's Work                        6
              Section 2.5.1. Intentionally Omitted                6
              Section 2.5.2. Plans and                            6
              Specifications
              Section 2.5.3. Landlord's Work                      6
              Schedule; Permits
              Section 2.5.4. Performance of Work                  7
              Section 2.5.5. Tenant's Inspection                  7
              Section 2.5.6. Landlord's Guarantee                 8
              of Construction
              Section 2.6. Tenant's Work                          8
              Section 2.7. Construction                           8
              Representatives
              Section 2.8 Adjustment of Areas                     8
              Article III. Term                                   9
              Section 3.1. Commencement Date; Term                9
              Section 3.2. Options                                9
              Section 3.3. Lease Years                            9
              Article IV. Rent and Additional                    10
              Charges
              Section 4.1. Base Rent                             10
              Section 4.2. Taxes                                 10
              Section 4.2.1. Tenant's Tax Payments               10
              Section 4.2.2. Definition of                       10
              Property Taxes
              Section 4.2.3. Tax Reductions                      11
              Section 4.3. Insurance Contribution                11
              Section 4.4. Common Facilities Costs               11
              Section 4.4.1. Tenant's Obligation                 11
              Section 4.4.2. Definition of Common                11
              Facilities Costs
              Section 4.4.3. Payment of Common                   11
              Facilities Costs



              Vernon Hills, IL (RKH) 7-20-07
              Section 4.4.4. Records; Audit Right                12
              Section 4.5. Shared Driveway Costs                 12
              Section 4.5.1. Tenant's Obligation                 12
              Section 4.5.2. Definition of Slared Driveway Costs 12
              Section 4.5.3. Payment of Shared Driveway Costs    12
              Section 4.5.4. Records; Audit Right                12
              Section 4.6. Payments                              12
              Article V. Use                                     13
              Section 5.1. Permitted Use                         13
              Section 5.2. Exclusive, Prohibited and Restricted
                            Uses                                 13
              Section 5.2.1. Exclusive Use                       13
              Section 5.2.2. Prohibited Uses                     14

              Section 5.3. Covenants in General                  15
              Section 5.4. Recapture                             15
              Section 5.4.1. Termination Payment                 16
              Section 5.5. Obligation to Open                    16
              Article VI. Alterations; Signs                     16
              Section 6.1. Compliance with Law                   16
              Section 6.2. Tenant's Alterations                  16
              Section 6.2.1. Satellite Antennae                  17
              Section 6.3. Tenant's Pei
                 MIAS                                            17

              Section 6.4. Liens                                 17
              Section 6.5. Trade Fixtures                        17
              Section 6.6. Compactors and Dumpsters              17
              Section 6.7. Signage                               18
              Section 6.7.1. Initial Signage                     18
              Section 6.7.2. Future Signage                      18
              Section 6.7.3. Initial Pylon Signage               18
              Article VII. Insurance                             18
              Section 7.1. Landlord's Insurance                  18
              Section 7.1.1. Liability Insurance                 18
              Section 7.1.2. Property Insurance                  19
              Section 7.2. Tenant's Insurance                    19
              Section 7.2.1. Liability Insurance                 19
              Section 7.2.2. Sole Risk of Tenant                 19
              Section 7.2.3. Self-Insurance                      19
              Section 7.3. General Requirements                  19
              Section 7.3.1. Provisions of Policies              19
              Section 7.3.2. Release; Waiver of Subrogation      20
              Section 7.3.3. Increases in Insurance              20
              Section 7.4. Indemnity                             20
              Section 7.4.1. Landlord's Indemnity                20
              Section 7.4.2. Tenant's Indemnity                  20
              Section 7.4.3. Environmental Indemnities           20

              Article VIII. Maintenance, Repairs and Utilities   21
              Section 81 Tenant's Obligations                    21
              Section 8.2. Landlord's Obligations                22
              Section 8.3. Utilities and HVAC                    23
              Section 8.3.1. Utilities                           23
              Section 8.3.2. HVAC Maintenance                    23
              Section 8.4. Performance                           23

              Article IX. Assignment                             23
              Section 9.1. Permitted Assignment                  23
              Section 9.2. Recognition                           24
              Article X. Casualty; Restoration                   24
              Section 10.1. Restoration                          24
              Section 10.2. Substantial Casualty                 24
              Section 10.3. Rent Abatement; Suspension of Term   25
              Article XI. Eminent Domain                         25
              Section 11.1. Total                                25
              Section 11.2. Partial                              25
              Section 11.3. Rent Abatement                       26
              Section 11.4. Award                                26
              Article XII. Defaults; Remedies                    26
              Section 12.1. Tenant's Defaults                    26
              Section 12.2. Remedies                             26
              Section 12.3. Disputes                             27
              Section 12.4. Self Help                            27
              Article XIII. Representations and Warranties;
                            Quiet Enjoyment                      27
              Section 13.1. Landlord's Representations
                            and Warranties                       27
              Section 13.2. Quiet Enjoyment                      28
              Section 13.3. Subordination; Non-Disturbance       28
              Section 13.4. Memorandum of Lease                  29
              Section 13.5. Landlord Waiver                      29
              Section 13.6. The CCRs                             29
              Section 13.6. I. Grant of Rights
              Section 13.6.2. Priority of OEA                    29
              Article XIV. General Provisions                    30
              Section 14.1. Broker                               30

              Section 14.2. Rent Refund; Reimbursement           30
              Section 14.3. Notices                              30

              Section 14.4 Holding Over                          30
              Section 14.5. Waiver/Remedies                      30
              Section 14.6. Successors                           31
              Section 14.7. Interpretation                       31
              Section 14.8. Consents and Approvals               31
              Section 14.9. Force Majeure                        31
              Section  14.10. Partial Invalidity                 31
              Section 14.11. Attorney Fees                       32
              Section 14.12. Certificates                        32
              Section 14.13. Entire Agreement                    32
              Section 14.14. Interest                            32
              Section 14.15. Effect of Lease                     32
              Section 14.16. CPI                                 32
              Section 14.17. Waiver of Consequential Damages     32
              Section 14.18. Exculpation                         32
              Section 14.19. Co-Tenancy                          33
              Section 14.20. Acquisition Contingency             33
              Signatures                                         35
              Exhibits                                           37
              Exhibit A. Plan of Center                          37
              Exhibit B-1. Legal Description of Premises         38
              Exhibit B-2. Legal Description of Center           39
              Exhibit C. Landlord's Work                         40
              Exhibit D. Tenant's Work                           41
              Exhibit E. Prototypical Signage and Exhibit
                         Criteria                                42
              Exhibit E-1. Building Elevations                   43
              Exhibit E-2. Pylon/Monument Signage                44
              Exhibit F. Existing Exclusives                     45
              Exhibit G. The CCRs                                46
              Schedules                                          47
              Schedule 1. Commencement Date Agreement            47
              Schedule 2A. Subordination, Non-Disturbance
                           and Attornment  Agreement             48
              Schedule 2B. Recognition and Attornment Agreement  51
              Schedule 3. Memorandum of Lease                    53



                             LEASE

     THIS LEASE is made as of September , 2007 by and between BRADFORD LANDING SOUTH LLC, an Illinois limited liability company ("Landlord"), and STAPLES THE OFFICE SUPERSTORE EAST, INC., a Delaware corporation- "Tenant")

                         Article I. Basic Data

     Each reference in this Lease to any of the terms contained in this Article or otherwise defined herein shall be construed to incorporate the definitions or data stated under that term.

Premises Address:   The Shoppes at Gregg's
                    Landing Milwaukee Avenue and
                    Gregg's Parkway Vernon Hills,
                    IL

Term:               Initial Term:  10 Lease Years

                    Extended Term: 3 options for 5 additional
                                   Lease Years, followed by one
                                   additional option for 4

Base Rent:          Lease Year Lease Years and 11 calendar months

                           P.S.F.*     Annually       Monthly
                      1-10 $23.00      $440,450.00    $36,704.17
                     11-15 $24.50      $469,175.00    $39,097.92
                     16-20 $26.00      $497,900.00    $41,491.67
                     21-25 $27.50      $526,625.00    $43,885.42
                     26-30 $29.00      $555,350.00    $46,279.17

* P.S.F. is defined as per square foot of leaseable area within the Building.

As defined in Section

2.8 hereof As defined

in Section 2.8 hereof

Environmental Report Date:    As of the date hereof

Final Specifications Date:    November 30,2007

Work Commencement Date:  November 1, 2007

Delivery Date:           June 30, 2008

Outside Delivery Date:   October 30, 2008


LandLord address         c/o Bradford Real Estate
                         Services Corp.
                         10 South Wacker Drive, Suite 2935
                         Chicago, IL   60606
                         Attention: Chief Financial Officer


Landlord's Federal ID #: 20-5983784

Landlord's Property Management
Representative:      Mr. James Toutman, Chief
                     Financial Officer Bradford Real
                     Estate Services Corp.
                     10 South Wacker Drive, Suite 2935
                     Chicago, IL 60606
                     Phone: (312) 755-8003

 Tenant Address:     P.O. Box 9271
                     500 Staples Drive
                     Framingham, MA 01701-9271
                     Attention: Lease Administrator
                     with a copy to: Attention:
                     Legal Department Reference:
                     Vernon Hills, IL

 Construction
 Representatives:    Landlord: Mr. Eric Dams
                     Tenant:   Mr. John Lynch or Mr. Larry Bellomy



                    Article IL Lease of Premises

      Section 2.1. Premises. In consideration of the mutual covenants and agreements herein contained, Landlord hereby leases to Tenant the premises of approximately 1.93 acres of land (the "Premises") located at the Premises Address which is designated as "PREMISES" on Exhibit A and is legally described on Exhibit B-1, with all improvements, structures and buildings located thereon.

      Section 2.2. Building and Center. The Building containing approximately 19,150 square feet of space (the "Building") is or will be located on a portion of the Premises and is shown approximately on Exhibit A. The Premises is located on a portion of that certain tract of land which is shown approximately on Exhibit A, contains approximately 21.89 acres of land, is legally described on Exhibit B-2, and is commonly referred to as The Shoppes at Gregg's Landing (the "Center"). Landlord may increase the size of the Center by adding land adjacent thereto and may decrease the size of the Center by disposing of any part thereof; provided, however, the provisions of clauses (a) through (e) of
 Section 2.3 hereof and the provisions of Sections 5.2, 5.3, 6.1, 7.1, 7.3, 7.4, 8.2, 11.2 and the last sentence of Section 10.1, all as contained in this Lease, shall continue to apply, or thereafter shall apply, to the land in question notwithstanding the fact that it may no longer be part of the Center (except that the provisions of Section 2.3(b) shall not apply to land added to the Center). Notwithstanding the foregoing, it is understood that the "Center" shall initially consist of Phase I consisting of Lots 1, 2, 3 and 4 and Outlot A, all as depicted on Exhibit A. In the event Landlord, in Landlord's sole discretion, hereafter acquires all (or a portion) of the remaining Lots shown in Exhibit A ("Phase II"), Phase II (or the portion so acquired) shall thereafter be deemed to be included within the definition of the Center for all purposes hereunder, without notice to Tenant. Notwithstanding the foregoing, at Landlord's option, Lot 5 as shown on Exhibit A may be part of either Phase I or Phase II.

      Section 2.3. Common Facilities. Landlord grants to Tenant, its employees and invitees, in common only with other tenants and their business invitees; the non-exclusive right and-easement to use all of the sidewalks, driveways, parking areas, alleys, service areas including loading and unloading facilities (other than the loading area, if any, which is designed for use with the Premises or other premises within the Center), Center signs (with Tenant's rights to same being governed under Section
 6.7 hereof), landscaping, if any, septic systems, cesspools and other facilities of the Center designed for use by all occupants of the Center (the "Common Facilities"). Landlord grants to Tenant the exclusive right to use that portion of the service area, including loading areas, designed for use with the Building and the right to use the sidewalks adjacent to and immediately in front of the Building for the storage of shopping carts. Landlord agrees to:

      (a)   allow  uninterrupted use of the Common Facilities,  and
 unobstructed  pedestrian  and  vehicular  access  to  the   Common
 Facilities from other areas of the Center and from Milwaukee Avenue and Gregg's Parkway and from other public ways (including all means of ingress and egress shown on Exhibit A), at all times except during reasonable periods of time required to provide necessary maintenance or repairs or to prevent public dedication (which periods Landlord shall give advanced notice of and use best efforts to minimize) provided, however, that Landlord shall not perform or allow other tenants in the Center to perform any repair, non-routine maintenance or other work in the Common Facilities located within Tenant's Protected Area depicted on Exhibit A other than initial construction and emergencies from August 1 through September 15, April 1 through July 4, or from November 20 through January 7 of any Lease Year;

      (b) not (i) construct or allow any buildings, free-standing signs, kiosks, other structures or outdoor sales areas within Phase I of the Center other than as shown on Exhibit A, (ii) increase the height of any outparcel or pad site buildings in the Center above that allowed under the CCRs, (iii) except as expressly provided herein, construct or allow any signage or other improvement upon the exterior walls or roof of the Building, or (iv) modify the exterior of the Building from that shown on Exhibit E;

      (c) not otherwise change the Common Facilities located within Tenant's Protected Area in any manner without the consent of Tenant;

      (d) except to the extent Landlord is incapable of complying with the following due solely to the proper exercise of eminent domain, not reduce the number of parking spaces serving the Center below a ratio of 4 spaces per 1000 square feet of Center leaseable area, or reduce the number. of spaces or change the arrangement of parking spaces in the Tenant's Protected Area designated on Exhibit A, or impose a parking fee;

      (e) to the extent permitted under applicable law, maintain a no solicitation policy within the Center (but Landlord shall have no obligation to enforce same). Tenant shall have the right, but not the obligation, to enforce such no solicitation policy against violators located anywhere within the Center and Tenant agrees to indemnify Landlord for all costs, claims and liabilities arising out of any such enforcement action taken by Tenant; and

      (f)prior to and during any construction of improvements on any of the parcels within
 Ph II-of the Center; Landlord agrees-to erect-and maintain - at  i
 ts  sole--cost-tempotaly    fences around such parcels until  such
 construction is substantially completed. Further, no construction materials, debris and/or equipment in connection with any such future construction shall be stored within Tenant's Protected Area.

 With respect to property which is not owned by Landlord but is subject to the CCRs, it is understood that any rights granted to Tenant hereunder by Landlord and/or any obligations hereunder of Landlord shall only be to the extent of Landlord's rights under the CCRs; Landlord hereby agreeing to use reasonable efforts and all due diligence to enforce such rights under the CCRs.

      Section 2.4. Possession

           Section 2.4.1. Delivery of Possession. Upon completion of Landlord's Work, Landlord will put Tenant in complete and exclusive actual possession of the Premises in the condition and on the terms set forth herein ("Delivery of Possession"). Landlord shall give Tenant at least 30 days' prior notice (in accordance with Section 14.3 of this Lease and to Tenant's Construction Representative) of the date of Delivery of Possession and, upon receipt of such notice by Tenant, the Delivery Date hereunder shall thereafter be deemed to be the earlier of (i) the original Delivery Date set forth in Article I hereof, or (ii) the date set forth in Landlord's notice. Upon Delivery of Possession, Landlord shall give Tenant an additional notice thereof in the manner aforesaid.

           Section 2.4.2. Date of Delivery. Landlord will use its good faith, diligent and commercially reasonable efforts to complete Landlord's Work and to have Delivery of Possession occur by the Delivery Date. If Delivery of Possession does not occur by the Delivery Date for any reason except to the extent delayed due to an Event of Force Majeure (as defined in Section 14.9), Tenant shall be given 2 days of Base Rent and additional charges free for every day after the Delivery Date Delivery of Possession does not occur. If Delivery of Possession does not occur by the Outside Delivery Date, Tenant may terminate this Lease by notice any time prior to Landlord's actual Delivery of Possession. Notwithstanding the reason for late Delivery of Possession, if Delivery of Possession occurs after October 21 of any calendar year, then Tenant shall have the option, in Tenant's sole discretion, to delay Delivery of Possession until February 1 of the immediately subsequent calendar year and Delivery of Possession shall not be deemed to occur until such date for all purposes under this Lease. Tenant reserves any and all rights it has under this. Lease or otherwise for Delivery of Possession occurring after the Delivery Date (as the same may be revised pursuant to this Section 2.4.2) whether Tenant terminates this Lease or receives the above credit.


       Section 2.4.3. Condition of Premises. Landlord warrants that upon Delivery of Possession (i) Landlord's Work shall be substantially complete except for such portions of Landlord's Work which cannot be completed until Tenant has completed its work (provided

                                 -4-
 Landlord shall promptly complete such portions of Landlord's Work as soon as reasonably possible after completion of Tenant's Work);
 (ii) the HVAC system, the sprinkler system, the electrical system, the plumbing system, all other mechanical systems of the Building and the roof and structural components of the Building will be in good order and condition; (iii) the Building will be weathertight,
 (iv) the-Building will be free from asbestos; (v) the Premises and to Landlord s knowledge and belief (but without limiting Landlord's obligations under Section 7.4.3 and 8.2(e)), the Common Facilities, will be in compliance with all Environmental Laws (as defined in Section 7.4.3); (vi) except as expressly provided in
 Section 2.4.4, all Common Facilities shown on Exhibit A will have been substantially completed and will have been constructed in a good and workmanlike manner, using materials of first class quality; (vii) all construction debris, materials, equipment and trailers shall be removed from Tenant's Protected Area; (viii) all contingencies within Landlord's reasonable control (and not within Tenant's reasonable control) required by governmental authorities as a condition to Tenant obtaining permits and approvals for Tenant's Work shall have been fulfilled; and (ix) Landlord shall have provided Tenant with an accurate street address for the Premises. For the purposes hereof, "substantial completion" of Landlord's Work shall mean completion in accordance with the Final Specifications except for Punchlist items (as defined below) which are capable of completion within 30 days and which will not interfere with Tenant's Work; provided, however, in no event shall Landlord's Work be deemed substantially completed until Landlord entirely completes construction of all items which would interfere with the operation of Tenant's business in the Premises. Promptly following Delivery of Possession, Tenant shall furnish to Landlord a written statement setting forth any such uncompleted portions of Landlord's Work (the "Punchlist"). Landlord shall diligently complete the Punchlist items and if Landlord fails to complete the Punchlist items within 30 days after delivery of the Punchlist to Landlord, Tenant may complete any of such Punchlist items and if not paid by Landlord within 30 days after notice from Tenant to Landlord of such cost (including copies of invoices), then Tenant may immediately set-off the reasonable third party cost and expense of such completion, together with Interest, against all rent and additional charges due or to become due hereunder in accordance with Section 12.4 hereof (but without the necessity of any further notices to Landlord which might be required under
 Section 12.4).


           Section 2.4.4. Landlord's Completion Work. Notwithstanding anything contained in this Lease to the contrary, Landlord will use its commercially reasonable efforts to complete, or cause to be completed, the striping of all parking areas within the Premises, all landscaping, and the performance of Item 4 on Exhibit C ("Landlord's Completion Work") within 30 days after Delivery of Possession (the "Completion Date"), and Landlord's Completion Work shall not be a requirement for Delivery of Possession. If Landlord fails to complete Landlord's Completion Work by the Completion Date, Tenant shall be given 2 days of Base Rent and additional charges free for every day after the Completion Date Landlord fails to so complete Landlord's
 Completion Work. If Landlord fails to complete Landlord's Completion Work by the date Tenant desires to open for business within the Premises ("Tenant's Opening Date"), Tenant shall be given 3 days of Base Rent and additional charges free for every day after Tenant's Opening Date Landlord fails to so complete
 Landlord's Completion Work. Tenant shall give Landlord 30 days prior notice of such Tenant's Opening Date which shall be no sooner than the Completion Date.


                                 -5-
           Section 2.4.5. Certificate of Occupancy. If a certificate of occupancy (or its equivalent) cannot be issued after Tenant's Work is complete due to incompleteness of or defects in Landlord's Work or due to any other condition within the Center within Landlord's reasonable control (and in either event not due to the act or omission of Tenant) and Tenant is precluded from opening for business within the remises as a result thereof, then Tenant shall be given-2 days of Base Rent and additional charges free for every day until Tenant is permitted to open for business with the public within the Premises; provided, however, that if a temporary certificate is issued, Landlord shall procure a renewal of such temporary certificate or permanent certificate prior to the expiration of the temporary certificate.

      Section 2.5. Landlord's Work. Prior to Delivery of
 Possession, Landlord shall perform the work described in this
 Section 2.5 as follows ("Landlord's Work"):

           Section 2.5.1. Intentionally Omitted.

           Section 2.5.2. Plans and Specifications. Landlord shall perform the work described on Exhibit C, including the work contemplated by the schedule of performance specifications and preliminary plans ("Performance Specifications"). Prior to the Final Specifications Date, Landlord will submit for Tenant's approval detailed plans, working drawings and detailed specifications ("Final Specifications"), which Final Specifications shall be in conformity with the Performance Specifications. Tenant agrees to approve or comment upon any such submittals by Landlord within 10 days after submission thereof to Tenant, which submission to Tenant shall expressly and prominently state the consequences of Tenant's non-response as set forth in this Section 2.5.2. If Tenant does not so approve or comment upon such submittals within 10 days after submission to Tenant together with the requisite statement in the notice, the same shall constitute a "Tenant Delay", with the Work Commencement Date and the Delivery Date being extended one day for each day after the expiration of said 10-day period that Tenant fails to so approve or comment upon such submittals. Further, the Outside Delivery Date shall be extended one day for each day of actual delay caused by Tenant's failure to so approve or comment upon such submittals within said 10-day period (Landlord hereby agreeing to use commercially reasonable efforts to minimize any such delay). The Final Specifications shall become a part of this Lease upon approval by Tenant. Approval of the Final Specifications shall not be deemed to be an agreement that they are in compliance with law nor shall such approval impose any liability on Tenant; the party preparing the plans has sole responsibility for compliance with all building codes and other applicable laws and requirements. Tenant shall reasonably cooperate with Landlord in Landlord's obtaining of governmental approval of plans and specifications.


           Section 2.5.3. Landlord's Work Schedule; Permits. Landlord's Work will be commenced on or before the Work Commencement Date but not before mutual approval of the Final Specifications and receipt of all necessary permits and approvals for Landlord's Work, which permits and approvals Landlord shall diligently proceed to obtain. All building permits, temporary and permanent certificates of occupancy and other governmental approvals required to construct and to permit occupancy of the Premises for Tenant's intended use shall be obtained by Landlord at Landlord's expense (except for particular licenses or use permits normally obtained by Tenant for the conduct of its business). If Landlord does not obtain all governmental permits

                                 -6-
 and approvals for Landlord's Work and Landlord's Completion Work and does not commence those aspects of Landlord's Work directly pertaining to the Premises by the Work Commencement Date for any reason except to the extent due to an Event of Force Majeure, or Tenant Delays (as defined in Section 2.5.2) or Tenant may terminate this Lease by notice to Landlord any time prior to the actual commencement of Landlord's Work. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to commence its work hereunder unless and until the earlier to occur of the date Landlord has received a waiver of Tenant's right of termination contained in Section 2.6 or the date such termination right expires in accordance with the express terms of
 Section 2.6. If Tenant has not provided Landlord with a notice indicating Tenant's decision as to such waiver by the date Landlord is ready or about ready to commence work, Landlord shall request such notice from Tenant.

           Section 2.5.4. Performance of Work. Landlord's Work and Landlord's Completion Work will be prosecuted to completion with due diligence and will be done at Landlord's expense, except that
 (i) promptly following receipt by Landlord of any change order request by Tenant after approval by Tenant of the Final Specifications or any change requested by Tenant to the Performance Specifications after the date hereof, Landlord shall provide Tenant, for Tenant's approval, Landlord's good faith estimate as to the delay (if any) and the increase in cost in the performance of Landlord's Work likely to be caused by such change order (Tenant hereby agreeing to respond within 10 days after receipt of Landlord's estimate), (ii) any increase in the cost to Landlord caused solely by such approved change order made by Tenant shall be borne by Tenant and shall be paid to Landlord on or before 30 days after bills are rendered therefor, (iii) provided Tenant authorizes the performance of such change order, the Work Commencement Date, the Delivery Date and the Outside Delivery Date shall be extended one day for each day of actual delay in the performance of Landlord's Work reasonably incurred by Landlord and caused by such change order (Landlord hereby agreeing to use reasonable efforts to minimize any such delay), and (iv) to the extent such approved change orders made by Tenant delay Delivery of Possession in the aggregate by more than 14 days, the 75-day period set forth in Section 3.1 hereof shall be shortened by one day for each day over said 14-day period that Delivery of Possession is delayed on account of said change orders by Tenant (but in no event shall such 75-day period be shortened by more than 45 days). Landlord's Work and/or Landlord's Completion Work shall not be commenced until after the Final Specifications for such work have been approved, shall be performed in a good and workmanlike manner in compliance with the Final Specifications
 (other than in non-material areas, e.g. minor deviations in measurements that have no actual effect on Tenant's use or enjoyment of the Premises) with only such subsequent modifications as may be approved by Tenant, and shall be in compliance with all building codes and other applicable laws and regulations of governmental authorities or boards of fire insurance underwriters or the like. Landlord shall keep the Premises and the Common Facilities free of liens as provided in Section 6.4.


           Section 2.5.5. Tenant's Inspection. Tenant may enter the Premises to inspect the progress of Landlord's Work and to determine if the work is being performed in accordance with the requirements of the Lease without being deemed to have taken possession or having obligated itself to pay Base Rent, additional charges or other charges, provided, however, that Tenant agrees that it shall not unreasonably interfere with Landlord's Work.


                                 -7-
              Section 2.5.6. Landlord's Guarantee of Construction. Landlord agrees to correct any defects in Landlord's Work and/or Landlord's Completion Work provided Tenant gives notice of such defects to Landlord prior to the first anniversary of the Commencement Date. This time limitation shall not apply to latent defects in Landlord's Work and/or Landlord's Completion. Work which Tenant could not reasonably have discovered prior to the expiration of such time period. Landlord shall maintain on file warranties and guaranties pertaining to contractors' work and the mechanical systems of the Premises. To the extent assignable, Landlord shall assign all guaranties and warranties to Tenant which relate to equipment and other portions of the Premises Tenant is to maintain.

         Section 2.6. Tenant's Work. Tenant shall have the right to perform the work to be done by Tenant to ready the Premises for Tenant's business ("Tenant's Work"), including without limitation the installation of fixtures and other equipment, erection of building signs and installation of pylon/monument sign panels as described on Exhibit E, and stocking of merchandise and supplies (Landlord hereby consenting to all of the foregoing). Tenant shall use reasonable efforts to obtain the permits for Tenant's signage and elevations depicted on Exhibit E (Tenant hereby agreeing that all submissions to the permitting authority shall be in accordance with applicable code except to the extent shown on Exhibit E). Landlord shall have the right, upon notice to Tenant, to obtain Tenant's such signage and elevation permits to Tenant's reasonable satisfaction. If, for any reason other than Tenant's failure to
    use                       reasonable                       efforts

         Section 2.7. Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by its respective Construction Representative or any other or additional persons hereafter designated.

         Section 2.8. Adjustment of Areas. The square footage of the Building and the Center may be remeasured by Landlord or Tenant from time to time and Base Rent, additional charges, Tenant's Share and Tenant's Tax Share shall be adjusted accordingly. Remeasurements shall be calculated from the exterior face of exterior walls and from the centerline of party or partition walls. References in this Section 2.8 to "leaseable square footage" shall be construed to include interior square footage that is owned and used by owners as well as area that is leased and used by tenants. Tenant's Share shall be the fraction, the numerator of which is the leaseable area of

 the   Building  and  the  denominator  of  which  is  the
 leaseable  area  of the Center, including  outdoor  sales
 areas.  Tenant's  Tax Share shall be  the  fraction,  the
 numerator  of which is the square footage of land  within
 the  Premises  and  the denominator of  which  is  square
 footage  of  all land located on the separately  assessed
 tax  parcel containing the Premises. Notwithstanding  the
 foregoing,   in  no  event  shall-the  yearly  Base-Rent,
 Tenant's Share or Tenant's Tax Share (except as set forth in the next sentence) be based on square footage within the Building greater than as set forth in Section
 2.2 hereof or on square footage within Phase I of the Center less than 90% of that shown on Exhibit A. In the event any tenant or owner occupying a building located within the Center performs its own Common Facilities maintenance or obtains the casualty insurance on its own building, the leaseable area contained in such building shall be excluded from the denominator of Tenant's Share for the purposes of calculating the applicable additional rent hereunder, so long as no charges associated with said building (or the Common Facilities surrounding same) are included in the Common Facilities Costs or Landlord's
 Premiums to be contributed to by Tenant hereunder.




                      Article III. Term

      Section 3.1. Commencement Date; Term. The Term shall begin (the "Commencement Date") on the earlier to occur of (i) the date Tenant opens for business with the public within the Premises, or (ii) the 75th day following the later of Delivery of Possession or Tenant's receipt of all building and signage permits (but in no event shall the Commencement Date be deemed to have occurred later than 180 days after Delivery of Possession). The Term shall end on the last day of the Initial Term, unless the Term is extended or earlier terminated. Upon commencement of the Term, the parties will execute a Commencement Date
 Agreement in substantially the form of Schedule "1".

      Section 3.2. Options. Provided the Lease is in full force and effect and Tenant is not then in material default of this Lease (after the expiration of all notice and cure periods) and Landlord is then actively pursuing a remedy on account of such default, Tenant may extend the Term for the Extended Term(s) by giving Landlord notice of its election to do so no less than 9 months prior to the beginning of such Extended Term. If Tenant fails to give notice by such date, Tenant's time to give notice of its election shall continue until the date which is 60 days after Landlord notifies Tenant that Tenant has failed to make such election. If Landlord does not give such notice to Tenant on or before the 90th day before the then effective expiration date of the Term, the Term will extend automatically past such expiration date to the date 90 days after the earlier of (a)
 Landlord's notice to Tenant of Tenant's failure to exercise its option (subject to Tenant's right within such 60-day period to extend the Term), or (b) Tenant's notice to Landlord that it will not exercise its option to extend the Term.


      Section 3.3. Lease Years. The first Lease Year shall
 be  the  period  of  approximately  12  months  from  the
 Commencement  Date through the last day of  the  calendar
 month  in which the anniversary of the Commencement  Date
 occurs.  Subsequent Lease Years shall be  periods  of  12
 months each.




                             -9-

           Article IV. Rent and Additional Charges

     Section  4.1. Base Rent. Tenant shall pay  Base  Rent
 during the Term in accordance with the Base Rent schedule
 set  forth in Article I and such Base Rent shall be  paid
 in  equal monthly installments, in advance, on or  before
 the  first  day  of each month of  the Term.  Base   Rent
 shall  be  pro rated for any Lease Year that  is  not  12
 months long based on the number of actual days elapsed and a 365 day year.

      Section  4.2.  Taxes. Landlord shall pay  all  taxes
 levied or assessed against those portions of the Center owned by Landlord (other than the Premises to the extent the Premises are separately assessed) before such taxes become delinquent.

           Section    4.2.1.   Tenant's   Tax    Payments.
 Commencing  on  the Commencement Date, as  an  additional
 charge,  Tenant  shall pay to Landlord the  Tenant's  Tax
 Share  of  Property Taxes for each tax year of  the  Term
 ("Tenant's Tax Payment"); provided, however, that if  the
 Premises  is  in and of itself a separately  tax  parcel,
 Tenant's  Tax Share shall be 100% and Tenant  shall  make
 Tenant's Tax Payment directly to the assessing authority.
 Property  Taxes  shall be pro rated for any  partial  tax
 year  within the Term based on the actual number of  days
 elapsed.  Promptly after receipt of a Property Tax  bill,
 Landlord  shall provide Tenant with a statement  (a  "Tax
 Statement")  consisting  of  (a)  a  copy  of  such  bill
 indicating  the  prior payment was  made,  together  with
 reasonable evidence of the property to which it  relates,
 (b)  a computation of Tenant's Tax Share of such Property
 Taxes,  (c)  the manner in which Tenant's Tax  Share  was
 calculated  (including a statement of the square  footage
 of  all  land  in  the  separately  assessed  tax  parcel
 containing the Premise's), and (d) a statement of whether
 Landlord  will contest such Property Taxes. Tenant  shall
 pay Tenant's Tax Payment by the later to occur of 30 days
 after  receipt of the Tax Statement or 30 days  prior  to
 when  such  Center  Tax  is  deemed  delinquent  by   the
 assessing   authority;  however,  Tenant  will   not   be
 responsible for any portion of Property Taxes for which Landlord has not presented Tenant with a Tax Statement within one year after such Center Taxes were due.

           Section 4.2.2. Definition of Property Taxes.  "
 Property Taxes" means the real estate taxes levied on the
 separately  assessed tax parcel containing the  Premises.
 In the event (and only in the event) the Premises are not
 in  and  of  itself  a  separately assessed  tax  parcel,
 Property  Taxes  shall (a) exclude  (i)  assessments  and
 taxes  based  on  the  assessed  valuation  of  land  not
 improved  with commercial buildings or Common Facilities,
 and  (ii)  any  interest or penalty  charges  payable  by
 Landlord with respect to any such taxes so long as Tenant
 made   Tenant's  Tax  Payment  within  the  time  periods
 contained  in Section 4.2.1 hereof, and (b)  reflect  any
 discount available to Landlord by prompt payment of  such
 tax regardless of whether such prompt payment is actually
 made but only so long as Tenant made Tenant's Tax Payment
 to   Landlord  within  the  applicable  discount  period.
 Property  Taxes  shall  also  include  any  tax,  excise,
 surcharge   or   assessment  hereafter  levied   by   any
 governmental taxing authority upon or against  the  rents
 payable  hereunder  by  Tenant in lieu  of  any  Property
 Taxes.  Notwithstanding the foregoing, Tenant shall  have
 no  obligation  to  pay any income  taxes,  sales  taxes,
 excess    profit   taxes,   franchise,   capital   stock,
 inheritance  or  estate taxes, license  fees,  inspection
 fees  or  permit fees levied against Landlord. Landlord's
 reasonable  costs  incurred in protesting  or  contesting
 Center   Taxes,   including   without   limitation,   the
 reasonable fees and expenses of Landlord's attorneys,



 accountants and appraisers, shall be included within the definition of "Center Taxes", provided that the amount of such costs included within Center Taxes shall not exceed the amount of the refund or savings achieved through such contest.

 Section Reductions. If Landlord  receives a reduction  of
 any  Property  Taxes  included in Tenant's  Tax  Payment,
 within  30 days Landlord shall pay Tenant's Tax Share  of
 such  reduction, after deduction of Landlord's reasonable
 out-of-pocket costs, if any, of obtaining such reduction,
 to  Tenant. If after request by Tenant, Landlord does not
 contest  any  Property  Tax,  Tenant  may  contest   such
 Property  Tax in its own or in Landlord's name.  Landlord
 agrees  to  provide Tenant with all reasonable assistance
 in   such  contest,  including  joining  in  and  signing
 pleadings. Any reduction of Property Taxes obtained shall be paid to Landlord after payment of reasonable out-of-pocket costs and reimbursement of Tenant's Tax Share of such Property Tax reduction to the extent already paid to Landlord.

Section 4.3. Insurance Contribution. Landlord shall pay all premiums for the insurance required to be maintained by Landlord under Section 7.1 ("Landlord's Premiums"). Commencing on the Commencement Date, Tenant shall reimburse Landlord for Tenant's Share of Landlord's Premiums incurred with respect to the insurance to be maintained under Section
7.1.1 hereof and 100 of Landlord's Premiums incurred with respect to the insurance to be maintained under Section
7.1.2 hereof, within 30 days after receipt of a statement, in a form reasonably satisfactory to Tenant, consisting of
(i) a copy of the premium bill indicating the applicable policy and coverage, and (ii) a statement of Tenant's Share of such Landlord's Premium, and the manner in which Tenant's Share was calculated. Landlord's Premiums shall be limited to reasonable and competitive amounts actually paid by Landlord, and shall be pro rated for any partial calendar year within the Term based on the actual number of days elapsed. Tenant will not be responsible for any portion of Landlord's Premiums for which Landlord has not presented Tenant with a statement within one year after the applicable calendar year.



Section 4.4. Common Facilities Costs.


Section 4.4.1. Tenant's Obligation. Commencing on the Commencement Date, as an additional charge, Tenant shall reimburse Landlord for Tenant's Share of the Common Facilities Costs for each calendar year. The Common Facilities Costs shall be pro rated for any partial year during the Term based on the actual number of days elapsed.

Section 4.4.2. Definition of Common Facilities Costs. "Common Facilities Costs" means the charges assessed against Landlord pursuant to Setif of the Lowe's CCRs (as defined in Section 13.6 hereof), including (or plus if not assessed under the Lowe's CCRs) costs incurred in connection with the storm water drainage from Lot 2 into the off-site pond located west of Lowe's.

Section 4.4.3. Payment of Common Facilities Costs. Promptly after receipt of a Common Facilities Costs bill pursuant to the Lowe's CCRs, Landlord shall provide Tenant with a statement (a "CFC Statement") consisting of
(a) a copy of such bill and any supporting documentation received by Landlord in connection therewith, (b) a computation of Tenant's Share of such Common Facilities Costs, and (c) the manner in which Tenant's Share was calculated. Tenant shall pay Tenant's Share of the Common Facilities Costs included in the CFC Statement within 30 days after receipt of the CFC Statement; however, Tenant will not be responsible for any portion of Common Facilities Costs for which Landlord has not presented Tenant with a CFC Statement within one year after such Common Facilities Costs bill was received by Landlord.

Section 4.4.4. Records; Audit Right. Tenant shall have all rights granted to Landlord, if any, to audit any Common Facilities Costs bill for which Tenant shall be obligated to pay Tenant's Share hereunder.

Section 4.5. Shared Driveway Costs.

Section 4.5.1. Tenant's Obligation. Commencing on the Commencement Date, as an additional charge, Tenant shall reimburse Landlord for 50% of the Shared Driveway Costs for each calendar year. The Shared Driveway Costs shall be pro rated for any partial year during the Term based on the actual number of days elapsed.

Section 4.5.2. Definition of Shared Driveway Costs. "Shared Driveway Costs" means the actual costs incurred by Landlord (or a third party) in the maintenance, repair and replacement of the Shared Driveway identified on Exhibit A. In the event Shared Driveway Costs incurred during the final 7 years of the Term (as extended) includes a capital expenditure (as defined under GAAP) of any nature, Landlord shall reimburse Tenant for the unamortized portion of all such capital expenditures at the end of the Term (amortized on a straight-line basis over the useful life of the item in accordance with GAAP). Such payment shall be made by Landlord no later than 30 days before the end of the Term and in no event shall the end of the Tenn be deemed to have occurred until such payment has been made
(but all Base Rent and additional charges due hereunder and all obligations of Tenant hereunder shall fully abate from the original effective end of the Term until such payment is received by Tenant).

Section 4.5.3. Payment of Shared Driveway Costs. Landlord shall provide Tenant with a statement (a "SDC Statement") consisting of (a) a copy of such bill and any supporting documentation received by Landlord in connection therewith, and (b) a computation of Tenant's owed portion of such Shared Driveway Costs. Tenant shall pay Tenant's owed portion of the Shared Driveway Costs included in the SDC Statement within 30 days after receipt of the SDC Statement; however, Tenant will not be responsible for any portion of Shared Driveway Costs for which Landlord has not presented Tenant with a SDC Statement within one year after such Shared Driveway Costs bill was received by Landlord.

Section 4.5.4. Records; Audit Right. Tenant shall have all rights granted to Landlord, if any, to audit any Shared Driveway Costs bill for which Tenant shall be obligated to pay any portion hereunder.

Section 4.6. Payments. Payments shall be made to Landlord at Landlord's Address until Tenant is otherwise notified by Landlord. Tenant shall be fully protected in acting upon any notice changing the payee and purporting to be signed by or on behalf of Landlord and believed by Tenant in good faith to be genuine. After one year from the issuance by Landlord of any bill

                                     -12-
or statement of charges to be paid by Tenant, whether for Base Rent, additional charge or otherwise, Landlord shall not increase the amount covered by such bill or statement. No payment by Tenant of any lesser amount than the amount stipulated to be paid hereunder, without a claim of setoff or abatement, shall be deemed other than on account of the earliest stipulated Base Rent or additional charges; nor shall any endorsement or
statement     on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord.


Article V. Use

Section 5.1. Permitted Use. The Premises may be used for the sale and leasing of equipment (including computers and telecommunications equipment), furniture or supplies for business or office (including home office) use, and the provision of business or office services (including copying, printing, telecommunications, packing, shipping and business equipment repair services), for uses ancillary thereto, and for any other legal retail purpose not in violation of Article III of the Lowe's CCRs and not listed in Section 5.2.2 or 5.2.3 hereof, or for no use or purpose. In the event the use of the Premises changes from the sale and leasing of equipment, furniture or supplies for business or office use, and/or the provision of business or office services as aforesaid, Tenant agrees that Tenant's primary use as changed shall not violate (i) any exclusive use right listed in Exhibit F if such Tenant change in use occurs within the first 2 Lease Years of the Term, (ii) any exclusive use right listed in Exhibit F which is then in effect and enforceable (if such change in use occurs after the first 2 Lease Years of the Term), or (iii) any future exclusive use right granted by Landlord to a tenant occupying 25,000 square feet or more within the Center, which exclusive use right is then in .effect and of which Tenant has received notice.

Section 5.2. Exclusive, Prohibited and Restricted Uses. Subject to

Section 5.3 herein, Landlord covenants that, other than the Premises:

Section 5.2.1. Exclusive Use. No part of the Center shall be used for the sale, leasing or distribution of equipment (including computers and telecommunications equipment), furniture or supplies for business or office (including home office) use, or the provision of business or office services (including copying, printing, telecommunications, packing, shipping and business equipment repair services) (collectively, the "Exclusive Goods and Services") and no property located within one mile of the Center owned by Landlord or by an entity under common control with Landlord shall be used for the operation of a so-called "office supply superstore" as such retailing concept is generally defined and acknowledged within, the retail industry; provided, however, that (i) if Tenant changes its use of the remises from the sale and leasing of equipment, furniture or supplies for business or office use, and/or the provision of business or office services as aforesaid, or during any period of time that there is no business being operated from within the Premises, the aforesaid restriction on property located outside of the Center shall be limited to property located adjacent to the Center; (ii) if Tenant changes its use of the Premises from the sale and leasing of equipment, furniture or supplies for business or office use, and/or the provision of business or office services as aforesaid, Tenant agrees to waive the aforesaid exclusivity right so long as Landlord grants to Tenant, to Tenant's reasonable satisfaction, an exclusivity right for Tenant's new primary use of the Premises (which new



                            -13-
exclusivity right shall thereafter be deemed the Exclusive Goods and Services for all purposes under this Lease); and
(iii) in the case of any successor-in-interest to the original Landlord hereunder and/or as to any retail space outside of the Center purchased by Landlord after the date hereof, such restriction shall not apply to leases then existing with respect to such property located outside of the Center as of the date such successor Landlord acquires the Center or as of the date Landlord acquires such other retail space (as the case may be), but shall apply to any leases subsequently entered into. Landlord shall not advertise any other providers of the Exclusive Goods and Services within the Center or on any Center-specific internet web site, nor shall Landlord provide the general public with direct internet access (via link or otherwise) to any such other providers of the Exclusive Goods and Services; and

          Section  5.2.2. Prohibited Uses. No part  of  the
Center  shall be used for any of the following: (i) bowling
alley,  skating  rink, miniature golf or  other  sports  or
recreational facility; (ii) school, library, reading  room,
or  house  of  worship;  (iii) movie  theatre,  auditorium,
meeting  hall,  hotel or motor inn, or any residential  use
facility;   (iv)  massage  parlor,  tattoo  parlor,   adult
bookstore, adult entertainment facility, a so-called "head"
shop,  off-track betting, gambling, gaming or check cashing
facility;   (v)   automobile  body  shop,  or   automobile,
motorcycle,  boat,  trailer or  truck  leasing,  rental  or
sales;  (vi) tavern or bar (unless operated incidental  to,
in  conjunction  with,  and  under  the  same  name  as,  a
restaurant permitted hereunder), amusement park,  carnival,
banquet facility, dance hall, disco, nightclub, video game,
virtual  reality or laser tag room or facility, pool  hall,
arcade,  indoor children's recreational facility  or  other
amusement   or  entertainment  facility  (unless   operated
incidental to, in conjunction with, and under the same name
as,   a   restaurant   permitted  hereunder);   (vii)   any
manufacturing,  warehouse or office use (except  incidental
to  a  retail  operation and except  office  use  shall  be
permitted  so  long as the same is not located  within  200
feet  of  the  Building);  (viii)  funeral  parlor,  animal
raising or storage (except incidental to a full-line retail
pet supply operation), pawn shop, flea market or swap meet,
junk  yard;  (ix) drilling for and/or removal of subsurface
substances, dumping, disposal, incineration or reduction of
garbage  or  refuse,  other than  in  enclosed  receptacles
intended for such purposes; (x) any facility related to the
occult sciences, such as palm readers, astrologers, fortune
tellers,  tea leaf readers or prophets, frozen food  locker
or  sales  facility,  milk  distribution  center,  medical,
dental  or hospital related center or offices (except  that
medical  and dental offices shall be permitted so  long  as
the  same  is not located within 200 feet of the Building),
nursing  home,  old  age  center, or governmental  facility
(other than a post office), recruiting center or employment
center;  or  (xi)  any use which constitutes  a  public  or
private   nuisance  or  produces  unreasonable   noise   or
vibration; and


          Section 5.2.3. Restricted Uses. No part of Lot  3
shall be used for any of the following uses: (i) tanning, health, exercise or racquet club or spa, gymnasium, bowling alley, skating rink, miniature golf or other sports or recreational facility; (ii) school, library, reading room, or house of worship; (iii) movie theatre, auditorium, meeting hall, hotel or motor inn, or any residential use or day-care facility; (iv) massage parlor, tattoo parlor, adult bookstore, adult entertainment facility, a so-called
"head" shop, off-track betting, gambling, gaming or check cashing facility; (v) laundromat, car wash, automobile repair work or automotive service or gas station, tire store, automobile body shop, or automobile, motorcycle, boat, trailer or truck leasing, rental or sales; (vi) restaurant (except, after the expiration of the 20th Lease
Year hereunder, a fast food or fast casual restaurant without liquor sales will be permitted), tavern or bar, amusement

                               -14-
park,   carnival,  banquet  facility,  dance  hall,  disco,
nightclub, video game, virtual reality or laser tag room or
facility, pool hall, arcade, indoor children's recreational
facility  or  other  amusement or  entertainment  facility;
(vii)  any  manufacturing, warehouse or office use  (except
incidental  to a retail operation and except  that  typical
storefront office uses (such as banks, insurance companies,
brokerage  offices, tax consultants aid  travel   agencies)
shall   be permitted)-(viii) funeral parlor, animal raising
or storage (except incidental to a full-line retail pet supply operation), pawn shop, flea market or swap meet, junk yard; (ix) drilling for and/or removal of subsurface substances, dumping, disposal, incineration or reduction of garbage or refuse, other than in enclosed receptacles intended for such purposes; (x) any facility related to the occult sciences, such as palm readers, astrologers, fortune tellers, tea leaf readers or prophets, frozen food locker or sales facility, milk distribution center, medical, dental or hospital related center or offices, nursing home, old age center, or governmental facility (other than a post office), recruiting center or employment center; or (xi) any use which constitutes a public or private nuisance or produces unreasonable noise or vibration.


     Section  5.3. Covenants in General. The covenants  set
forth in Section 5.2 shall run with the land comprising the
Center.  In  the  event of a breach of any  such  covenants
which is not cured by Landlord within 30 days after notice,
Tenant shall be entitled to injunctive relief and any other
appropriate remedy. Notwithstanding the foregoing,  Section
5.2 shall not prohibit any occupant or tenant under a lease
existing  on the date of this Lease (or to the bank  to  be
located  on Lot 3 so long as the lease to such bank remains
in  full force and effect (even though such bank lease  may
not  be  executed as of the date hereof)) from using  space
occupied  by  it for any use permitted under such  tenant's
lease as of the date hereof, nor prohibit any future tenant
or  an  occupant from selling and/or leasing the  Exclusive
Good  and  Services  incidental to  such  tenant's  primary
business  in  no more than an aggregate of  the  lesser  of
3,000  square  feet of space or 10% of such tenant's  sales
floor  area. Further, Section 5.2.1 shall not preclude  (i)
the  operation  of  a so-called consumer electronics  store
(such  as Best Buy or Circuit City) or computer superstore,
either  of  which  sells  computers  and  computer  related
accessories  (so  long  as  the  aforesaid  3,000  s.f./10%
restriction  is not violated in any respect other  than  in
connection    with    computers   and   computer    related
accessories), (ii) the operation of one cellular phone store located at least 100 feet from the Premises, (iii) the operation of a furniture store so long as not more than 10% of the sales floor area is devoted to the sale of office furniture, or (iv) the operation of a Radio Shack, and Section 5.2.1 shall not apply to Lot 1 or to Lot 3 (but only so long as the lease to AMCORE remains in full force and effect).

     Section 5.4. Recapture. If Tenant ceases to operate  a
business on the Premises for more than 8 consecutive months
(excluding  any period the Premises are not being  operated
due  to  casualty,  alterations,  renovation  or  repairs),
Landlord  shall have the right to terminate this Lease  and
recapture the Premises. Within 60 days after the expiration
of  such 8 month period, Landlord may exercise its right of
termination by giving Tenant notice thereof 90  days  prior
to  the effective date of termination. If Landlord does not
exercise  the  aforesaid  termination  right,  and   Tenant
continues to not operate a business within the. Premises for one or more additional 12 consecutive month periods, Landlord again shall have 60 days to exercise such right of termination after the expiration of each such 12 month period. Upon such termination, all further obligations of the parties shall cease, except for those accrued as of the termination date and except that Landlord (or any entity under common control with Landlord) shall not, for 1 year

                            -15-
after  termination of this Lease pursuant to  this  Section
5.4, lease any space within the Center for the purposes  of
the operation of a so-called "office supply superstore"  as
such  retailing  concept  is  generally  acknowledged   and
defined  within  the  retail industry. Notwithstanding  the
foregoing,  if Tenant in good faith commences operation  of
business  in  the Premises prior to the effective  date  or
termination  Specified in Landlord's notice,   such  notice
and Landlord's election to terminate, shall be null and void and this Lease shall continue. The provisions of this
Section 5.4 shall survive any termination of this Lease by Landlord pursuant to this Section 5.4.

          Section 5.4.1. Termination Payment. If this Lease is terminated pursuant to this Section 5.4, Landlord shall pay to Tenant the unamortized cost to Tenant of leasehold improvements paid for by Tenant and installed in, or made to, the Premises from time to time (but not including
Tenant's fixtures and equipment). Such payment shall be made by Landlord within 30 days after Tenant has informed
Landlord of such amount and in no event shall the effective date of termination of this Lease be deemed to have occurred until such payment has been made (but all Base
Rent and additional charges due hereunder shall fully abate from the original effective date of termination until such payment is received by Tenant).

     Section  5.5.  Obligation  to  Open.  Subject  to  the
provisions  of  Section  14.19 and  an  Event(s)  of  Force
Majeure, within 180 days after Delivery of Possession, Tenant agrees to fixture, stock and open for business within the Premises for one day as a "Staples The Office
Superstore" or such other trade name then being used for the majority of Tenant's stores operating within a 300 mile radius of the Premises.

               Article VI. Alterations; Signs

     Section  6.1. Compliance with Law. Landlord  shall  at
its  expense  from  time  to  time  make  any  alterations,
improvements  or  additions to the Premises,  Building  and
Common  Facilities that may be required on account  of  any
existing  or  future laws or regulations  (other  than  non
structural, interior alterations, improvements or additions
to  the Building solely required by the specific nature  of
Tenant's   business  or  if  due  solely  to   improvements
constructed  by  Tenant at its sole  cost  which  shall  be
Tenant's  obligation to perform). Except as expressly  made
Landlord's  obligation herein, Tenant  agrees  to  use  the
Premises  in  compliance  with  all  applicable  laws   and
regulations.


     Section 62. Tenant's Alterations. Tenant may,  at  its
expense,  make  any alterations or improvements,  including
relocation  of  Tenant's exterior doors, loading  dock  and
signage  but  excluding  any other exterior  or  structural
changes,  to  the  Building and  related  portions  of  the
Building   which  it  may  deem  necessary   or   desirable
("improvements"). All such other exterior and structural changes shall require Landlord's consent thereto. All improvements by Tenant shall be done in a good and workmanlike manner and in compliance with all applicable laws. Subject to the provisions of Section 6.5 herein, Tenant shall not be required to, but may, remove any such improvements at any time before the expiration of the Term, or within 30 days following the sooner termination of this Lease, provided that Tenant shall not remove any structural improvement and Tenant shall repair any damage caused by such removal.



                            -16-
         Section 6.2.1. Satellite Antennae. Tenant shall have the right to install and maintain satellite antennae and/or other data communications devices and related wiring in or upon the Building in accordance with the Performance Specifications and in accordance with Landlord's roof warranty and proper roofing standards. Any relocation or replacement (with equipment of materially greater size) of such satellite antennae and/or communications devices-shall require Landlord's prior consent thereto. Tenant shall remove any satellite antennae and/or communication devices' so installed before the expiration of the Term or within 30 days following the sooner termination of this Lease and Tenant shall repair all damage caused by such removal. Tenant shall (i) obtain all permits and approvals necessary to install the satellite antennae and/or data communications devices from the applicable governmental authorities, (ii) install, operate and maintain the same in accordance with all applicable laws and regulations, and (iii) pay all costs (including taxes, fees and utility charges) in connection with such permits and approvals and the installation, operation and maintenance of such antennae and/or devices. Tenant shall defend, indemnify and save harmless Landlord, its agents and employees, from and against all costs for property damage arising solely out of Tenant's installation and/or maintenance of satellite antennae and/or devices on the roof of the Building.


    Section  6.3.  Tenant's  Permits.  Landlord  agrees  to
cooperate  fully  with  Tenant in  obtaining  any  permits,
applications   or  licenses  which  may  be  necessary   in
connection     with    any    construction,    alterations,
improvements, repairs, signage, utilities or other work permitted under this Lease to be performed by Tenant.

    Section 6.4. Liens. Tenant shall keep the Premises free from any mechanics' or materialmen's liens for labor or materials furnished Tenant; provided that Tenant shall have 30 days after notice of any such lien to remove such lien by bonding or other manner reasonably acceptable to Landlord or its lender to provide adequate security against such lien. Landlord shall keep the Premises and the Common
Facilities free from any mechanics' or materialmen's liens for labor or materials furnished Landlord; provided that Landlord shall have 30 days after notice of any such lien to remove such lien by bonding or other manner or to otherwise provide Tenant adequate security against such lien.

    Section   6.5.  Trade  Fixtures.  Any  trade  fixtures,
equipment,   signs  or  other  personal  property   however
attached to or incorporated in the Premises or the Center installed by Tenant shall remain its property, and Tenant shall have the obligation to remove such property at any time before the expiration of the Term or within 30 days following the earlier termination of this Lease, provided
Tenant shall repair any damage caused by such removal.

    Section 6.6. Compactors and Dumpsters. Tenant shall have the right to place compactors and dumpsters at the location shown on Exhibit A, subject to applicable law.









                               -17-
     Section 6.7. Signage.

          Section 6.7.1. Initial Signage. Landlord warrants
and agrees that Tenant shall have the right to install and,
subject  to  future  changes in  municipal  laws  (but  not
limiting Tenant's rights under Article XI here of), utilize
throughout the Tenn                            the initial-
signs described on Exhibit E; provided, however, that it is understood that the signage described in clauses (iii) and
(iv) of Exhibit E-1 are hereby approved by Landlord but Tenant's failure to obtain permits for such signage shall not entitle Tenant to terminate this Lease pursuant to
Section  2.6 nor be deemed a default hereunder by Landlord.
Landlord also agrees that Tenant may display on or about the Building professionally prepared temporary signs or banners, to be supplied by Tenant.

          Section 6.7.2. Future Signage. In addition to the signage granted Tenant pursuant to Section 6.7.1 above, Tenant may install such other Building signage as may be allowed by law or variance and the CCRs, and Landlord hereby consents to all such signs. In addition, subject to the CCRs, in the event any future sign in the Center, other than the signs on the individual store facades, bears any name other than that of the Center as a whole, Tenant shall have the right (i) if only names of tenants are on such sign, to place its name and the names of its licensees, if any, thereon, or (ii) if any tenant is permitted a panel on such sign, to place a panel thereon, and in either event such name or panel shall be in a space of prominence on such sign commensurate with the size of the Premises compared with the size of the premises of the other tenants allowed names or panels on such sign and with lettering commensurate with the size of the premises of the other tenants allowed names or panels on such sign.
Section 6.7.3. Initial Pylon Signage. Tenant shall reimburse Landlord for Tenant's proportionate share (based on the relative size of the tenant panels permitted on such sign(s)) of the reasonable costs incurred by Landlord to design, obtain permits for and install (including tenant identification panels which shall be supplied by the individual tenants) the pylon sign(s) described on Exhibit E-2, such reimbursement by Tenant not to exceed $7,500.00 in total. Payment by Tenant pursuant to this Section 6.7.3 shall be made within 30 days after the later to occur of the Commencement Date or Tenant's receipt of an invoice therefor together with reasonable evidence of the amounts expended




                         Article

     VII. Insurance Section 7.1.

     Landlord's Insurance.

          Section 7.1.1. Liability Insurance. At all  times
prior  to  the commencement of Landlord's Work and  at  all
times  during the Term, Landlord shall maintain  commercial
general liability (commonly referred to as "CGL") insurance
covering  (i)  Landlord's liability  with  respect  to  any
construction  that Landlord may perform in connection  with
the  Premises;  (ii)  Landlord's liability  for  ownership,
maintenance  and  use  of  the  Premises;  and  (iii)   its
contractual  liability under Section 7.4.1 of  this  Lease.
Such insurance shall provide limits of not less than $1,000,000 combined single limit coverage. Landlord shall also maintain umbrella coverage in the amount of at least
$5,000,000.




                            -18-
          Section 7.1.2. Property Insurance. Landlord shall
maintain   Special   Form  property  insurance   (sometimes
referred to as "Special. Extended Coverage" and formerly known as "all-risks") property insurance covering the Premises and the Building against loss or damage resulting from fire and other insurable loss. Such insurance shall be on a 100% replacement cost adjusted at least annually to account for increases in the replacement cost

     Section 7.2. Tenant's Insurance.

          Section   7.2.1.   Liability   Insurance.   After
Delivery of Possession and during the Term, Tenant shall maintain commercial general liability insurance covering
(i) Tenant's and Landlord's liability with respect to any construction performed in connection with the Premises;
(ii) Tenant's liability for occupation and use of the Premises; and (iii) Tenant's contractual liability under
Section 7.4.2 of this Lease. Such insurance shall provide limits of not less than $1,000,000 combined single limit coverage. Tenant shall also maintain umbrella coverage in the amount of at least $5,000,000.

          Section 7.2.2. Sole Risk of Tenant. Tenant hereby
agrees  that Tenant's trade fixtures, equipment,  inventory
and  other personal property located on the Premises  shall
be   maintained  at  Tenant's  sole  risk  and   under   no
circumstances which Tenant could have obtained property insurance therefor under a typical all-risk policy shall Landlord be liable to Tenant for damage to same.

          Section 7.2.3. Self-Insurance. As an alternative to maintaining the insurance required herein and for so long as Tenant has not filed for protection under federal or state bankruptcy laws, Tenant may elect to self-insure for all or any portion of the required coverage pursuant to a commercially reasonable self-insurance program provided that Tenant maintains a net worth equal to at least
$200,000,000.00 determined in accordance with GAAP.

     Section 7.3. General Requirements.

          Section  7.3.1. Provisions of Policies.  Landlord
and   Tenant  shall  use  reasonable  efforts  to  maintain
insurance   policies  (a)  on  an  occurrence  basis,   (b)
providing  primary coverage and not calling upon any  other
insurance procured by other parties for defense, payment or
contribution,  (c)  containing  endorsements  requiring  30
days'  advance  written  notice to named  insureds  of  any
cancellation or reduction in coverage, and (d)  written  by
responsible insurance companies licensed to do business  in
the  state in which the Premises are located and  having  a
rating  by  A.M.  Best of no less than  A-/VIII.  Any  such
policy   may   be  a  so-called  blanket  policy   covering
additional locations. Prior to Delivery of Possession of the Premises, and at least 15 days prior to the expiration of any existing policy, Landlord and Tenant will provide the other with certificates of required insurance. All policies which affect the Premises shall name Tenant and Landlord, in the case of property policies, as insured parties as their interest may appear, or in the case of liability policies, as additional insureds but not as loss payees thereunder. In the event of any casualty, all property insurance proceeds shall be made available for restoration purposes to the extent restoration is required pursuant to Article X hereof.



                            -19-
         Section 7.3.2. Release; Waiver of Subrogation. Landlord and Tenant each hereby release each other from liability for damage to the property of the other to the extent of the greater of insurance maintained or required to be maintained hereunder. Landlord and Tenant shall use reasonable efforts to obtain waivers of subrogation rights by the insurer against -Landlord or Tenant, as the case may be, in all property insurance policies affecting any portion of the Center in which Landlord or Tenant is not an insured party.

         Section  7.3.3.  Increases in Insurance.  No  more
often than once every 3 years during the Term, Landlord and Tenant may require the other to raise its insurance limits to reasonable levels that are customarily carried by landlords and tenants operating comparable properties in the state in which the Center is located.

     Section 7.4. Indemnity.

         Section  7.4.1.  Landlord's Indemnity.  Except  as
provided in Section 7.3.2 or Section 7.4.3, Landlord  shall
defend,  indemnify and save harmless Tenant and its  agents
and employees against all costs, damages or claims, whether
for personal injury, bodily injury or property' damage, (i)
occurring  on the Premises prior to Delivery of  Possession
(except  if  caused by any act or omission of  Tenant,  its
agents or employees); (ii) occurring on the Premises  after
Delivery of Possession or during the Term if caused by  any
act  or  omission by Landlord or its agents  or  employees;
(iii) arising out of any default by Landlord hereunder;  or
(iv)  occurring  in  the Center, but outside  the  Premises
(except if caused by act or omission of Tenant, its  agents
or  employees in the Common Facilities). Landlord shall, at
its  own  expense, defend (or cause to be defended  by  the
responsible  party  under  the CCRs)  all  actions  brought
against  Tenant, its agents or employees for which Landlord
is   responsible  for  indemnification  hereunder,  and  if
Landlord fails to do so, Tenant (at its option, but without being obligated to do so) may, at the cost and expense of Landlord and upon notice to Landlord, defend such actions, and Landlord shall pay and discharge any and all judgments that arise therefrom. The provisions of this Section 7.4.1 shall survive the expiration or earlier termination of this Lease.

         Section  7.4.2.  Tenant's  Indemnity.  Except   as
provided  in  Section 7.3.2 or Section 7.4.3, Tenant  shall
defend, indemnify and save harmless Landlord and its agents
and employees against all costs, damages or claims, whether
for  personal injury, bodily injury or property damage, (i)
occurring  on the Premises after Delivery of Possession  or
during the Term (except if caused by any act or omission of
Landlord or its agents or employees); (ii) arising  out  of
any  default by Tenant hereunder; or (iii) arising  out  of
any  act or omission of Tenant, its agents or employees  in
the  Common  Facilities. Tenant shall, at its own  expense,
defend  all actions brought against Landlord and its agents
and   employees   for  which  Tenant  is  responsible   for
indemnification hereunder, and if Tenant fails  to  do  so,
Landlord (at its option, but without being obligated to  do
so)  may,  at  the  expense of Tenant and  upon  notice  to
Tenant,  defend  such  actions and  Tenant  shall  pay  and
discharge  any and all judgments that arise therefrom.  The
provisions   of  this  Section  7.4.2  shall  survive   the
expiration or earlier termination of this Lease.

         Section    7.4.3.    Environmental    Indemnities.
Landlord shall defend, indemnify and save harmless Tenant and its agents and employees against all loss, liability or expense relating to personal, property or economic injury
(including any costs incurred by Tenant in Landlord's or

                               -20-
Tenant's  name  in  connection with the correction  of  any
violation  of Environmental Laws if Tenant is  required  by
law  to  perform such correction) arising from the presence
of Hazardous Materials located within those portions of the
Center  owned  by Landlord (other than any  such  Hazardous
Materials introduced by Tenant in violation of law). Tenant
shall defend, indemnify and save harmless landlord and  its
agents and employees against all loss, liability or expense
relating   to   personal,  property  or   economic   injury
(including  any  costs incurred by Landlord  in  connection
with  the correction of any violation of Environmental Laws
if  Landlord is required by law to perform such correction)
arising  from  the presence of Hazardous Materials  located
within  those portions of the Center owned by  Landlord  if
introduced by Tenant, its agents, employees or contractors.
The  provisions  of  this Section 7.4.3 shall  survive  the
expiration  or earlier termination of this Lease.  For  the
purposes of this Lease, the term "Environmental Laws" shall
be  defined  to  include  all present  or  future  laws  or
regulations   regarding  the  use,  storage,   removal   or
abatement   of   hazardous,  toxic  and/or  environmentally
controlled materials. As used herein, "Hazardous Materials"
shall  mean all hazardous, toxic and/or environmentally  or
statutorily controlled materials. If Tenant is required  by
law to correct a violation of any Environmental Laws and if
such violation was caused after Delivery of Possession by a
third   party,  unaffiliated  with  Landlord   or   Tenant,
Landlord's  indemnity  in such instance  pursuant  to  this
Section 7.4.3 shall be limited to any costs incurred by Tenant in Landlord's or Tenant's name in connection with the correction of any violation of Environmental Laws.


                Article VIII. Maintenance, Repairs and
                Utilities

     Section 8.1. Tenant's Obligations. Tenant, at Tenant's sole expense, agrees to:

     (a) maintain the interior of the Building, Tenant's exterior sign panels, and the plate glass, vestibules and exterior doors serving the Premises, windows, window 'and door frames, store front, plumbing, mechanical, electrical, sprinkler systems exclusively serving and located within the Premises, locks, security system and door closure devices, in good order and repair;

     (b) maintain the non-structural aspects of the roof serving the Building in good order and repair; provided, however, that  Landlord shall be responsible for all capital repairs
and replacements (as defined under GAAP) to such roof during
the  Initial  Term     in; and, provided further,  however,
that if Tenant makes capital expenditures for repair or replacement of the roof serving the Building during the final 10 years of the Term (as extended), Landlord shall reimburse Tenant for the unamortized portion of such capital expenditures at the end of the. Term (amortized on a straight-line basis over 10 years in accordance with GAAP).
Such payment shall be made by Landlord no later than 30 days before the end of the Term and in no event shall the end of the Term be deemed to have occurred until such payment has been made (but all Base Rent and additional charges due hereunder and all obligations of Tenant hereunder shall fully abate from the original effective end of the Term until such payment is received by Tenant);

     (c) maintain, repair and replace the Common Facilities (including landscaping, irrigation systems, backflow systems and fire alarm systems) located on the Premises in good order and condition; provided, however, that Landlord shall be responsible for all capital repairs and replacements (as defined under GAAP) during the first 7 years of the Initial Term; and, provided further, however, that if Tenant makes capital expenditures for repair or replacement of

                            -21-
the Common Facilities located on the Premises during the final 7 years of the Term (as extended), Landlord shall reimburse Tenant for the unamortized portion of such capital expenditures at the end of the Term (amortized on a straight-line basis over 7 years in accordance with GAAP). Such payment shall be made by Landlord no later than 30 days before the end of the Term and in no event shaIl the end of
the Term be deemed to have                    occurred until
such payment has been made (but all Base Rent and additional
charges   due  hereunder  and  all  obligations  of   Tenant
hereunder shall fully abate from the original effective end of the Term until such payment is received by Tenant);

      (c) promptly remove all snow, ice and debris from the Premises; and

      (d) quit and surrender the Premises broom clean, in the same order and condition as the Premises are in on the Commencement Date or may be put in during the Term, ordinary wear and tear excepted.

     Notwithstanding  the foregoing, Tenant  shall  not  be
required to make any repairs or replacements required to be
made  by Landlord pursuant to Section 8.2 or which are  due
to    structural   defects   (unless   such   repairs   are
necessitated, by the negligence of Tenant, its agents or employees not covered, or required to be covered, by Landlord's insurance), Article X or Article XI.

     Section 8.2. Landlord's Obligations. Landlord, at
Landlord's sole expense except as expressly set forth below,agrees to:

     (a) maintain (or cause to be maintained) ,the exterior and structural portions of the Building in good order and repair, including repairing and replacing foundations, floors, structural supports, roofs (including maintaining the roof in a watertight condition), roof structures, walls, and canopies; maintain and replace as necessary all fuel tanks (if any) serving the Premises; and repaint all
exterior   painted  portions  of  such  improvements   when
reasonably necessary;

     (b) make all alterations, repairs and replacements, interior and exterior, when necessary as a result of Landlord's failure to promptly discharge its obligations under this Lease;

     (c)  in connection with Landlord's responsibilities, pay all
permit   and   inspection  fees  imposed  by   governmental
authorities, except fees relating to Tenant's Work or Tenant's business and signs or Tenant's alterations or improvements;

     (d) provide (or cause to be provided) adequate lighting of the parking areas, service areas, roadways and sidewalks (from at least 6:00 A.M. to 12:00 midnight Monday through Saturday and 11:00 A.M. to 10:00 P.M. on Sundays, with Tenant agreeing to pay its equitable share (with the other tenants open before or after such hours) of the utility charges incurred to light said areas before or after such hours if required by Tenant); and

     (e) perform all work required to comply with all Environmental Laws in connection with Hazardous Materials that may be on or introduced onto the Premises or those portions of the

                               -22-
Center owned by Landlord (other than such Hazardous
Materials which are introduced by Tenant).

     Section 8.3. Utilities and HVAC.

          Section  8.3.1. Utilities. Landlord shall provide
as  a  condition  to Delivery of Possession and  thereafter
maintain adequate connections with the local water  supply,
sewage   systems,  gas,  electrical  and  other  utilities,
including  separate  meters  for  measuring  Tenant's  use.
Tenant shall select and pay the utility companies directly for all water, fuel, gas, electricity, telephone and other utilities used by Tenant on the Premises. Tenant shall be entitled to all savings, credits, allowances, rebates or other incentives awarded by or on behalf of a utility in connection with Tenant's use of the Premises.

          Section  8.3.2. HVAC Maintenance. Landlord  shall
be  responsible  that  the heating,  ventilating  and  air-
conditioning equipment serving the Building ("HVAC") is  in
good  operating  order and condition  on  the  Commencement
Date.  Tenant  shall  maintain  a  commercially  reasonable
preventative maintenance contract for the HVAC  system,  or
alternatively perform such maintenance itself as  would  be
covered  under a typical preventative maintenance contract,
and   Tenant   shall   make  all  necessary   repairs   and
replacements of the HVAC system which are not covered (or would not be covered) under such preventative maintenance contract.

     Section    8.4.    Performance.    All    maintenance,
alterations,  repairs  and  replacements  to  be  done   by
Landlord or Tenant shall be begun and completed within a reasonable time and shall be performed in a manner which minimizes interference with the rights of the other. If during such repairs and replacements by Landlord the Premises are wholly or partially unusable for the then current use, there shall be an equitable abatement of Base
Rent and additional charges until such time as such repairs and replacements have been completed.

                   Article IX. Assignment

     Section  9.1.  Permitted Assignment.  Subject  to  the
provisions of Section 5.1, Tenant may assign this Lease  or
sublet  the  whole or any portion of the Building  and  may
grant  licenses and concessions without Landlord's consent;
provided  that, if during the Extended Term(s) any assignee
then  has a net worth in excess of $150,000,000.00 (in 2006
dollars),  Tenant  shall be thereafter  released  from  all
liability   hereunder;  otherwise,  Tenant   shall   remain
primarily  liable for the full performance  of  the  Lease.
After  any assignment of this Lease by the original Tenant,
Landlord shall notify the original Tenant in writing of any
claimed  default under this Lease, and the original  Tenant
shall  have  the  right  (a) to cure  the  default  (or  to
commence   such  cure  provided  the  cure  is   thereafter
diligently completed) within 15 days of such notice or the applicable grace period under the Lease, whichever is longer, and (b) provided such default has been cured within the time period contained in (a) above, to have the Lease reassigned to the original Tenant (or if the Lease has been terminated as a result of such default, to enter into a new
Lease with the Landlord on the same terms).



                            -23-
     Section 9.2. Recognition. If for any reason this Lease
is terminated prior to the expiration of the Term, Landlord
agrees  such  termination shall not result in a termination
of  any  sublease within the Building and any such sublease
shall continue for the duration of its respective term  and
any  extensions thereof as a direct lease between  Landlord
hereunder  and  the  subtenant thereunder,  with  the  same
force
                          force  and effect as if  Landlord
hereunder  had  originally entered into  such  sublease  as
landlord thereunder; provided, however, that Landlord shall
only be bound by the provisions of this Section 9.2 so long
as:  (i) Landlord shall not be bound by any payment by such
subtenant  under  the sublease made more than  30  days  in
advance;  (ii) such subtenant is not then in default  under
the  sublease  and  shall have cured any  default  of  this
Lease;  (iii) the rent per square foot to be  paid  by  the
subtenant under the sublease equals or exceeds the rent per
square  foot to be paid by Tenant hereunder; (iv)  Landlord
shall not be liable for the payment of any security deposit
not  paid  to Landlord; (v) Landlord shall not be bound  to
any  provision in the sublease which creates any rights  or
remedies in the subtenant which are greater than the rights
of  Tenant  under this Lease; (vi) Landlord  shall  not  be
bound  to  any  provision  in the  sublease  which  creates
obligations (on a proportionate basis, if appropriate) upon
the  landlord thereunder which are greater than  Landlord's
obligations  under  this Lease; (vii) Tenant  shall  remain
primarily liable for the full performance of such  sublease
(provided, however, that Tenant shall not be bound  by  any
amendment,   addition,  assignment,   sublease,   transfer,
renewal, extension or other modification of the sublease unless and until Tenant shall have been notified of same and shall have agreed or consented thereto, which consent shall not be unreasonably withheld or delayed); (viii) the non-subleased space, if any, within the Building remains a commercially reasonable leaseable space within the Building
(which shall be deemed commercially reasonable if the depth of such space shall be no more than 2 times the frontage of such space, and such space has access to loading and dumpster/compactor facilities), and (ix) the Building is not divided into more than 4 spaces with the smallest space not less than 2,000 square feet. Landlord shall, upon request, execute such agreements evidencing and agreeing to the foregoing as each subtenant shall reasonably require.

              Article X. Casualty; Restoration

     Section  10.1. Restoration. If the Building  or  other
improvements  on  the Premises is damaged or  destroyed  by
fire or other event covered, or required to be covered,  by
Tenant's  insurance  (collectively,  a  "Casualty"),  then,
subject to the provisions of Section 10.2, Tenant shall use
reasonable   efforts  to  restore  such   improvements   to
substantially their condition prior to such Casualty to the
extent  of insurance proceeds made available to Tenant.  In
such  event,  Landlord shall make available to  Tenant  all
insurance  proceeds  as  a  result  of  such  Casualty   as
necessary for such restoration of such improvements.

     Section 10.2. Substantial Casualty. If such Casualty results (i) in more than 5% of the floor area of the Building being unsuitable for the then current use and occurs during the last 3 Lease Years of the Term, or (iii) in damages not covered by insurance in an amount greater than 15% of the replacement cost of the Building, then
Tenant, by notice given within 60 days after such Casualty, may elect to terminate this Lease. In the event this Lease is terminated pursuant to this Section 10.2, all insurance proceeds on account of such Casualty shall be the property of Landlord, after deduction and payment to Tenant of an amount equal to the then unamortized cost of improvements installed on the Premises by Tenant.

                            -24-
             Section 10.3. Rent Abatement; Suspension of Term. If any casualty results in the total suspension of business in the Premises:

             (a) all rents and additional charges shall abate from the date of such suspension of business until the earlier of the date business is resumed or 60 days following the completion of restoration by Landlord; and

             (b) Tenant shall have the option of suspending the running of the Term from the date of the casualty to the earlier of the date business is resumed or 60 days following the completion of restoration by Landlord; such option to be exercised by written notice within 30 days after Landlord delivers possession of the Premises with restoration completed.

         If the casualty or restoration results in a partial suspension of business, rent and additional charges shall be equitably abated during any such period.

                               Article XI. Eminent Domain

             Section   11.1.  Total.  If  the   entire
         Premises is taken under the power of  eminent
         domain,  this  Lease shall terminate  on  the
         date   Tenant   is  deprived  of   possession
         pursuant to such taking. For the purpose of this Article XI, a taking under the power of eminent domain shall include conveyances or dedications made in settlement of or in lieu of condemnation proceedings.

             Section 11.2. Partial. If under the power of eminent domain, by one or more takings, or as a result of any other action by a governmental or quasi-governmental entity:

              (a)  any part of the Building is taken; or

              (b) any part of that portion of the service areas, including loading areas and facilities, designed for use with the Building is taken; or

              (c) any part of the Tenant's Protected Area shown on Exhibit A is taken; or

              (d) any of the following is materially impaired: (i) Tenant's use of the Tenant's Protected Area or the Premises,
         (ii) the visibility of the Premises or any of Tenant's signage, or (iii) the ingress or egress to or from Tenant's Protected Area onto Milwaukee Avenue or Gregg's Parkway (provided, however, that the foregoing shall not apply to a taking of, or closure of, the curb cut onto Gregg's Parkway as shown on Exhibit A as the truck access);

         then, in any such event (a "partial taking"),
         Tenant  may terminate this Lease on 10  days'
         notice  given within 90 days after Tenant  is
         deprived  of  possession or  its  rights  are
         materially  impaired as  provided  above.  If
         Tenant  does  not  elect  to  terminate  this
         Lease, Landlord will restore the remainder of
         the   Building,  Premises  and   the   Common
         Facilities as soon as possible to as close to
         its   prior  condition  and  design   as   is
         reasonably feasible.



                            -25-
     Section  11.3.  Rent Abatement. In the  event  of  any
partial   taking  that  materially  and  adversely  impacts
Tenant's use and enjoyment of the Premises or the Common. Facilities, all rents and additional charges payable by Tenant hereunder shall be reduced equitably from and after the date Tenant is deprived of possession or its rights are materially impaired as provided above, based on the nature, extent and impact of-the taking. In addition, if any such taking results in the suspension of business in the Premises, all rents and additional charges payable by
Tenant  hereunder  shall  abate  from  the  date  of   such
suspension of business until the earlier of (i) the date such business is resumed, or (ii) the date 60 days following the completion of restoration by Landlord.
Section 11.4. Award. Tenant shall be entitled to that portion of any award resulting from a taking applicable to the Premises equal to the value of Tenant's leasehold improvements, leasehold interest (intending to mean the increased cost to Tenant to obtain substitute property of a similar character), and relocation expenses. The termination of this Lease as provided in this Article XI shall not deprive Tenant of its rights hereunder including the right to make claim against the condemning authority for any damages suffered by Tenant.



               Article XII. Defaults; Remedies

     Section 12.1. Tenant's Defaults. If Tenant (a) fails to pay rent or make any other payment hereunder for more than 10 business days after Tenant receives notice of such failure from Landlord; or (b) fails to perform or observe any other agreement or condition contained herein and such.
failure is not corrected within 30 days after Tenant receives notice from Landlord of such failure (or such longer period as may be reasonably required if such failure may not be corrected within such 30 day period Tenant shall commence to correct the same and thereafter diligently pursue the correction thereof), then, in addition to all other remedies available at law or in equity, Landlord shall have the right to terminate this Lease on not less than 30 additional days notice to Tenant and thereupon may recover possession of the Premises in the manner prescribed by law. No action or proceeding to oust Tenant from possession or to terminate this Lease shall be taken by Landlord unless the notices herein specified are first given and the times to cure defaults specified have expired without cure.

     Section 12.2. Remedies. In case of a termination under
Section  12.1, Tenant agrees to pay to Landlord as  damages
(a)  Landlord's reasonable out-of-pocket costs incurred  in
terminating  this  Lease and recovering possession  of  the
Premises,  plus (b) the reasonable costs of  reletting  the
Building   including   brokerage  commissions,   reasonable
attorneys fees, cost of alterations or improvements to the Building to return the Building to the surrender condition required by Section 8.1(d), plus (c) a monthly amount for the duration of the Term (not including any unexercised extensions) equal to the amount, if any, of (i) the Base
Rent and additional charges payable by Tenant in excess  of
(ii) the amount of rent and additional charges actually received by Landlord by reletting the Building. Landlord agrees to use commercially reasonable, and good faith and diligent efforts to mitigate its damages.

     Section  12.3. Disputes. Notwithstanding  any  of  the
foregoing  provisions  to  the  contrary,  and  except   in
connection with the non-payment of Base Rent by Tenant without a claim of set-off or abatement provided for herein, in the event of an unresolved dispute between Landlord and

                            -26-
Tenant  regarding  the performance by either  party  of  an
obligation  or condition of this Lease, the non-performance
of  which  constitutes a default under  this  Lease,  as  a
condition   precedent  to  the  filing  of  litigation   or
arbitration,  authorized representatives  of  Landlord  and
Tenant  shall  use  good faith and commercially  reasonable
efforts  to  resolve  said dispute  within  30  days  after
receipt of a default notice (except where a shorter  period
is   reasonably   required,  including   emergencies).   In
addition, it is agreed that if at any time a dispute shall arise as to any sum of money to be paid by one party to the other under the provisions hereof or as to any work to be' performed by either of them under the provisions hereof, the party against whom the obligation is asserted shall have the right to make payment or perform such work "under protest", such payment or performance not being regarded as voluntary payment or performance, and there shall. survive the right on the part of said party to institute suit for the recovery of such sum or the cost of such work. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof or perform such work or any part thereof, as the case may be, said party shall be entitled to recover such sum or the cost of such work or so much thereof as it was not legally required to pay or perform under the provisions of this Lease.


     Section  12.4. Self Help. If Landlord or Tenant  fails
to  perform  any of its agreements contained in this  Lease
and such failure continues for 30 days after notice thereof
(except  (i)  in the case of insurance premiums  due,  (ii)
where  a  shorter period is reasonably required,  including
emergencies  (in  which emergency event  telephonic  and/or
facsimile  notice  shall be permitted), or  (iii)  where  a
longer  period  is  reasonably required  to  complete  such
cure),  Tenant or Landlord, as appropriate, may  cure  such
failure  on  behalf of and at the expense of the defaulting
party  and  do  all  necessary  work,  make  all  necessary
payments, or otherwise take such other action at law or in.
equity  as such party deems necessary to cure such failure,
notwithstanding  any  other  remedy  herein  provided.  The
parties  agree  to  pay to each other any reasonable  third
party  amount  so paid by the other within  30  days  after
proof  of payment together with Interest. If Landlord fails
to  pay  any such amount to Tenant within 30 days of Tenant
billing  Landlord therefor, Tenant shall have the right  to
(a)  set  off such amount against 50% of the future monthly
payments of Base Rent until Tenant is fully reimbursed  for
such   amount,  and  (b)  set  off  all  post-judgment   or
undisputed amounts due against future payments of Base Rent until Tenant is fully reimbursed (and in either event if Tenant cannot so reimburse itself in full prior to the expiration of the Term hereof (including Extended Terms), the Term shall automatically extend (at the same Base Rent as owed immediately prior to the expiration of the Term) for the period of time necessary to allow Tenant to be fully reimbursed).

     Article XIII. Representations and Warranties; Quiet
                          Enjoyment

     Section 13.1. Landlord's Representations and
Warranties. Landlord represents and warrants that:

     (a) Landlord has good title to the Premises in fee simple absolute and the right to use the Common Facilities pursuant to the CCRs, subject only to Permitted Liens, it has full right, authority and financing to make this Lease and to perform as required under this Lease, and this Lease does not conflict with any other agreement to which Landlord is bound. Landlord will furnish to Tenant upon request evidence reasonably satisfactory to Tenant of its title and authorization. "Permitted Liens" mean (i) current taxes not past due, (ii) utility easements, leases

                            -27-
and   other  agreements  of  record  not  conflicting  with
Tenant's rights under this Lease, (iii) those priority mortgages, deeds of trust, prime leases or ground leases for which Tenant has received a non-disturbance agreement as contemplated by Section 13.3, and (iv) without limiting the provisions of Section 13.6, the CCRs; and

     (b) The Premises are zoned to allow their use as a matter of right for the sale of office equipment, office furniture or office supplies and the provision of office services provided by Tenant and Tenant's use of the Common Facilities for access to the Premises, accessory automobile parking, signage and service facilities contemplated by this Lease, shall not be prevented or materially impaired by any current zoning, building, health, safety, environmental or other governmental law or regulation, or by any restriction, covenant, lease or agreement entered into, whether of record or  not, and there are no agreements which would be binding
upon   Tenant  in  connection  with  any  construction   or
operations within the Premises; and

     (c)   There are no claims, causes of action  or  other
proceedings  pending  or  threatened  in  respect  to   the
ownership,  operation  or environmental  condition  of  the
Center  or  any  part  thereof  (including  disputes   with
mortgagees,     governmental    authorities,     utilities,
contractors, adjoining land owners or suppliers of goods), except for claims which are fully insured and as to which the insurer has accepted defense without reservation; and

     (d) To the best of Landlord's actual knowledge as of the date hereof, there is no existing, pending or contemplated, threatened or anticipated (i) condemnation of any part of the Center, (ii) repaving, widening, change of grade or limitation on use of streets, roads, or highways abutting the Center, (iii) special tax or assessment to be levied against the Center, (iv) change in the zoning classification of the Center, or (v) change in the manner of tax assessment of the Center.

     Section 13.2. Quiet Enjoyment. If Tenant shall not  be
in default beyond any applicable grace period, Tenant shall
peaceably  and quietly occupy and enjoy the full possession
and use of the Building, Premises and the use of the Common
Facilities  as herein provided. If at any time there  is  a
material   breach   or  default  of   any   of   Landlord's
representations,  warranties  or  agreements   under   this
Article XIII, and if for that reason Tenant shall be materially deprived of or impaired in the use and enjoyment of the Building, Premises and/or Common Facilities as herein provided for a period of 5 business days, the rents and additional charges to be paid by Tenant shall be equitably abated during any such period. If such period continues for more than 60 days after notice from Tenant, Tenant may at its option terminate this Lease by notice to Landlord while reserving all rights which Tenant may have for Landlord's default under this Lease.

     Section 13.3. Subordination; Non-Disturbance.  If  the
Premises is, as of Delivery of Possession, subject  to  any
mortgage, trust deed, prime lease or ground lease, then, as
a  condition  to  Delivery of Possession  and  as  part  of
Landlord's  Work,  Landlord shall provide  Tenant  with  an
agreement  executed by such lien holder which shall  assure
Tenant's  right  to  possession of the Premises  and  other
rights  granted  under this Lease in  accordance  with  the
terms and conditions of this Lease. Such agreement shall be
substantially  in the form of Schedule 2 with  any  changes
mutually  agreeable to both lender and Tenant and shall  be
recordable  with  the  applicable  registry  or  office  at
Tenant's   sole   cost  and  expense.  Tenant   agrees   to
subordinate this Lease to any future

                            -2s-
mortgage, trust deed or ground lease, provided such lien holder shall assure Tenant's right to possession of the Premises and other rights granted under this Lease in accordance with this Lease's terms and conditions. Such assurance shall be substantially in the form of Schedule 2, and shall be recordable with the applicable registry or office at Tenant's sole cost and expense.

     Section  13.4. Memorandum of Lease. The  parties  have
executed, or at the request of either party hereafter  will
execute,  a  Memorandum of this Lease in substantially  the
form  of  Schedule  3 and Tenant shall have  the  right  to
record  same  at  its  sole  cost  and  expense  with   the
applicable title registry office. In the event of any inconsistency between the terms and provisions of this Lease and those contained in such Memorandum of Lease, the terms and provisions of this Lease shall control.

     Section 13.5. Landlord Waiver. Landlord hereby waives any and all rights it may have to a landlord's lien on Tenant's personal property, including without limitation, Tenant's inventory, trade fixtures, and removable equipment and fixtures located within the Premises. Landlord agrees to execute, upon request, a confirmation of such waiver in form reasonably satisfactory to Tenant and its lenders.
Section 13.6. The CCRs. Reference is made to that certain draft (i) Easements, Covenants, Conditions and Restrictions, to be executed and recorded in the Official Records of Lake County, and (ii) Declaration of Easements and Restrictions, to be executed and recorded in the Official Records of Lake County, both with respect to the Center (herein collectively referred to as the "CCRs"), a copy of each of which is attached hereto as Exhibit G. To the extent the same would materially interfere with Tenant's operations within the Premises, Tenant's use of the Common Facilities located within Tenant's Protected Area, any of Tenant's signage and/or any of Tenant's rights hereunder, Landlord agrees that no material changes shall be made to the CCRs from that attached hereto without Tenant's prior consent. As a condition to Delivery of Possession and as part of Landlord's Work, Landlord shall provide Tenant with a fully executed recorded copy of the CCRs, together with reasonable evidence that all mortgages and other forecloseable liens are subordinate to the CCRs.



          Section 13.6.1. Grant of Rights. Landlord  grants
and   demises  to  Tenant  the  benefit  of  all  easement,
licenses, rights of way, and privileges granted to Landlord under the CCRs. Landlord shall not, without the prior consent of Tenant, execute, or otherwise agree to, any modification of the CCRs, that will affect Tenant, the Premises, Landlord's obligations or Tenant's rights under this Lease in a material adverse manner, nor waive any of its rights thereunder, nor grant any consents or approvals thereunder. Landlord shall not default under the CCRs, as amended, and shall enforce all provisions of the CCRs. If
Landlord shall default under this Section 13.6.1 and shall not cure such default within 60 days after notice from Tenant then, in addition to all other rights and remedies of Tenant as a result thereof, Tenant's rights with respect thereto under Section 12.4 hereof shall include, without limitation, the right to bring suit in the name of Landlord and/or Tenant to enforce the CCRs, and Landlord shall cooperate with Tenant in so doing.

          Section 13.6.2. Priority of CCRs. Although the
Premises and the rights of Tenant under this Lease are necessarily subject to the CCRs, the parties hereto agree that, as between the

                            -29-
parties  hereto,  all  provisions of this  Lease  shall  be
superior and paramount to the CCRs, and in the event of any
inconsistency  between  the  CCRs,  and  this  Lease,   the
provisions of this Lease shall prevail. If any rights of Tenant under this Lease are disturbed and/or interfered with by any person claiming under the CCRs, the same shall be deemed a default by Landlord under this Lease, including without limitation Section 13.2 hereof.

               Article XIV. General Provisions

     Section 14.1. Broker. Landlord shall pay all fees and commissions for bringing about the execution and delivery of this Lease. Each of Tenant and Landlord represent and warrant to each other that it has not dealt with any broker in connection with this Lease other than Metro Commercial
Real Estate and Mid-America Real Estate.

     Section  14.2.  Rent  Refund; Reimbursement.  Promptly
after the termination of this Lease for any reason other than a default by Tenant, Landlord shall (a) refund to Tenant all rents and other charges paid by Tenant to the extent they are allocable to any period of time beyond the effective date of such termination or are applicable to an abatement of rent and other charges, and (b) reimburse
Tenant for the unamortized value of Tenant's leasehold improvements (to the extent that Tenant is not otherwise reimbursed pursuant to a taking award, casualty proceeds or otherwise). The obligation of Tenant to make Tenant's Tax
Payment (as defined in Section 4.2.1 hereof) shall survive the expiration or earlier termination of this Lease.

     Section 14.3. Notices. Notices, consents and demands required or permitted to be given hereunder shall be in writing shall specifically identify the Premises as "Vernon
Hills, IL", and shall be effective when received or refused, whether by hand delivery, nationally recognized overnight courier (with evidence of receipt or refusal) or U.S. Mail (return receipt requested), to the parties' respective Address stated in Article I of this Lease or to such other address as the parties shall designate by written notice to each other, and each party may identify additional parties to receive copies of same.

     Section 14.4. Holding Over. Should Tenant hold over in
possession  of  the  Premises after the expiration  of  the
Term, as extended, such holding over shall not be deemed to
extend  the Term or renew this Lease, but this Lease  shall
continue  as a tenancy from month to month upon  the  terms
and  conditions herein contained except, as Landlord's sole
and exclusive remedy (without limiting Landlord's right  to
recover   possession  of  the  Premises   in   any   manner
prescribed by law), at a monthly Base Rent equal to 150% of the Base Rent in effect immediately preceding the Term's expiration, plus the additional charges, if any, provided for herein.

     Section 14.5. Waiver/Remedies. The failure of Landlord or Tenant to insist upon strict performance by the other of any of the provisions of this Lease or to exercise any option herein conferred shall not be deemed as a waiver or relinquishment for the future of any such provision or option. Except as expressly provided otherwise herein, all rights and remedies provided for herein or otherwise existing at law or in equity are cumulative, and the exercise of one or more rights or remedies by either party shall not preclude or waive its right to the exercise of any or all of the others.


                            -30-
     Section 14.6. Successors. All of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns, subtenants and licensees. No third party, other than such heirs, legal representatives, successors, assigns, subtenants and licensees shall be entitled to enforce any or all of the provisions of this Lease or shall have any fights hereunder whatsoever.

     Section 14.7. Interpretation. The captions of the Articles and Sections contained herein are for convenience only and do not define, limit, construe or describe the scope or intent of such Articles or Sections. All exhibits attached to this Lease shall be deemed incorporated into this Lease in their entirety. This Lease shall be interpreted and construed in accordance with the laws of the state in which the Premises are located and the venue of jurisdiction and disputes shall be in Lake County, Illinois. Nothing shall be construed to require Tenant to be open for business at the Premises or to operate under any specific trade name, and Landlord explicitly agrees that Tenant shall have the right to cease or suspend operations at the Premises at any time and from time to time provided Tenant otherwise complies with the provisions of this Lease. In the event with Landlord's consent Tenant shall at any time occupy additional space within the Center not originally included with the Premises, the term "Premises" shall be deemed to include such additional space for all purposes under this Lease.

     Section 14.8. Consents and Approvals. Except as otherwise expressly provided herein, where pursuant to the terms of this Lease or in connection with the administration of the Lease, the consent or approval of one party shall be required, requested or appropriate, such party covenants and agrees that its consent or approval shall not be unreasonably withheld, delayed or conditioned, and that the requesting party shall not be charged for such consent or approval.

     Section 14.9. Force Majeure. Provided (i) the delayed party has periodically kept the other party hereto fully advised by notice of such delays and the cause thereof, and
(ii) the delayed party uses commercially reasonable efforts and all due diligence to effect the required performance, in any case where either party hereto is required to do any act, delays caused by or resulting from an Event of Force Majeure shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or "a reasonable time." The provisions of this Section 14.9 shall not be applicable with respect to payment of money or, except as expressly set forth therein to the contrary, obligations under. Articles II, X, XI or XIII. For the purposes hereof, an "Event of Force Majeure" shall be defined as the occurrence of any of the following: Act of God, war, civil commotion, fire or other casualty, extreme weather conditions, labor difficulties, general shortages of labor, materials or equipment, government regulations or other causes beyond the reasonable control of such party, its agents, employees, contractors or subcontractors (other than causes related to such party's financial condition).
Section 14.10. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each such provision shall be valid and be enforced to the fullest extent permitted by law.

                            -31-
     Section  14.11.  Attorney Fees. In  the  case  of  any
litigation or arbitration among the parties, the prevailing party shall be entitled to reimbursement for its reasonable costs, including reasonable attorneys' fees, incurred in any such dispute.

     Section 14.1 Certificates. During the Term, each party within 30 days of a written request by the other (which request, if from Landlord to Tenant, shall be accompanied by a current list of all tenants and occupants of the Center and whether or not each is then open for business), certify in writing as to the validity of this Lease, the Term, the Base Rent and additional charges owed hereunder, and the existence of any amendments, defaults, off-sets or counterclaims. All requests for certification in excess of two requests per 12 consecutive month period shall be accompanied by a payment of $250.00.

     Section 14.13. Entire Agreement. This Lease contains the entire and exclusive agreement between the parties relating to the Premises, and may not be modified except by written instrument signed by the party to be bound thereby.

     Section  14.14.  Interest. For the  purposes  of  this
Lease, "Interest" shall mean the lesser of the Prime Rate as then published in The Wall Street Journal plus 4% per annum or the maximum rate allowed by law.

     Section  14.15.  Effect  of  Lease.  The  preparation,
revision or delivery of this Lease for examination and discussion shall in no event be deemed to be an offer to lease the Premises but shall be merely a part of the negotiations between Landlord and Tenant. Neither party hereto shall have any obligation or liability to the other whatsoever at law or in equity (including any claims for detrimental reliance or promissory estoppel) unless and until such time as both parties shall have executed and delivered this Lease.

     Section  14.16. CPI. For the purposes of  this  Lease,
"CPI" means the Consumer Price Index -- All Urban Consumers
(U.S.  City  Average, All Items: Base  1982-84  =  100)  as
published by the United States Department of Labor,  Bureau
of   Labor  Statistics.  Should  the  CPI  publication   be
discontinued or the CPI be published less frequently or  in
some  other  manner  altered,  Landlord  and  Tenant  shall
jointly  adopt  a  substitute  index  or  procedure   which
reasonably reflects consumer prices.

     Section  14.17.  Waiver of Consequential  Damages.  In
connection with this Lease, Landlord and Tenant hereby waive any claim for consequential, special or punitive damages that either party may have against the other.

     Section  14.18.  Exculpation.  In  the  event  of  any
transfer   of  Landlord's  interest  in  this  Lease,   the
transferor shall cease to be liable and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, provided that such transferee assumes in writing all of Landlord's obligations hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity interest then owned and/or leased by Landlord in the land and improvements which constitute the Center, any rentals derived therefrom, and the proceeds of any judgment, sale, insurance or

                            -32-
eminent domain award resulting from the Center or any
part  thereof (subject, however, to prior use of  any
insurance  proceeds  or  eminent  domain  award   for
restoration  as  provided  in  Articles  X  and  XI);
however, in no event shall any deficiency judgment be
sought  or obtained against any individual person  or
entity  comprising Landlord; provided, however,  that
Landlord  shall  be  personally  liable      for  the
return  of  any overpayment of Tent by Tenant as  set
forth  in Section 14.2  hereof. Nothing in this Lease
shall  be  a bar to any injunctive or other equitable
remedy available to Tenant or Landlord. In the  event
of  any  breach or default by Tenant in any  term  or
provision  of  this Lease, Tenant's  liability  under
this   Lease  shall  be  limited  to  a  maximum   of
$10,000,000 (in 2007 dollars).

     Section   14.19.   Co-Tenancy.   Notwithstanding
anything contained in this Lease to the contrary,  in
the  event  the  Co-Tenancy Requirement  (as  defined
below)  shall  not have been met by the  Commencement
Date,  Tenant  may  elect to either:  (i)  delay  the
Commencement Date until not more than 30  days  after
the  Co-Tenancy Requirement has been met (and in such
event the Commencement Date hereunder shall be deemed
to  be  the earlier of Tenant's opening for  business
within  the Premises or the expiration of said 30-day
period); or (ii) open for business prior to  the  Co-
Tenancy  Requirement being met but, in lieu  of  Base
Rent owed hereunder, Tenant shall pay to Landlord 50%
of   the  Base  Rent  that  would  otherwise  be  due
hereunder  during each such month that the Co-Tenancy
Requirement is not met. In the event that Tenant elected to pay 50% of Base Rent pursuant to this
Section 14.19 for 12 consecutive months, Tenant shall elect, by notice delivered to Landlord within 30 days after the expiration of said 12-month period, to either (y) terminate this Lease (effective 90 days after Landlord's receipt of Tenant's notice), or (z) recommence the full payment of Base Rent thereafter coming due hereunder. If Tenant fails to make such election within said 30-day period, Tenant shall be deemed to have elected option (z) above. For the purposes of this Section 14.19, the "Co-Tenancy
Requirement" shall mean Lowes (or a comparable user in Tenant's reasonable business judgment) opening for business for at least one day within substantially all of the premises identified on Exhibit A.

     Section 14.20. Acquisition Contingency. This Lease, and hereunder, are dependent and contingent upon Landlord acquiring the land constituting Phase I of the Center. The terms of such acquisition shall be subject to the reasonable approval of Landlord.
Notwithstanding any Event of Force Majeure, in the event, after using good faith and October diligent efforts, Landlord has not so acquired said land by September 2007, and provided Landlord terminates all other leases within Phase I of the Center, then within a period of 30 days thereafter, Landlord may, by notice to Tenant, terminate this Lease in which event this Lease shall be of no further force or effect, and each of the parties shall be relieved of all further liability hereunder. Further, if this Lease is terminated pursuant to this Section 14.20 and Landlord (or any entity under common control with Landlord), at any time during the 18 months immediately following such termination, commences development of a shopping center substantially similar to that depicted on Exhibit A on the land constituting the Center, Landlord shall send Tenant notice of same and Tenant shall have the right, to be exercised within 90 days after receipt of Landlord's notice together with reasonable details as to the improvements Landlord intends to construct, to reinstate this Lease with respect to space comparable in size to the Premises as contemplated herein in such shopping center, upon all of the same terms and


                               -33-

conditions set forth herein. The provisions of this Section
14.20 shall survive any termination of this Lease by Landlord pursuant to this Section 14.20.


                            -34-

     IN WITNESS WHEREOF, each party has caused this Lease to be executed under seal by its duly authorized representative.




LANDLORD:                         TENANT:

BRADFORD LANDING SOUTH LLC        STAPLES THE OFFICE
                                   SUPERSTORE EAST, INC.

By: /s/ Ven M Pagnota              By: /s/ John K Barton
Its President                       Executive Vice President - Real Estate

-35-